                                       AGREEMENT AND PLAN OF REORGANIZATION

                                                   BY AND AMONG

                                               CVB FINANCIAL CORP. ,

                                              CITIZENS BUSINESS BANK

                                                        AND

                                               KAWEAH NATIONAL BANK

                                                   May 12, 2003

                                                 TABLE OF CONTENTS

                                                 TABLE OF CONTENTS

                                                                                                               Page

May __, 2003          1

                                       AGREEMENT AND PLAN OF REORGANIZATION
                                       ------------------------------------

                  THIS AGREEMENT AND PLAN OF  REORGANIZATION  ("Agreement") is made and entered into as of the 12th day of May, 2003, by and among CVB FINANCIAL CORP., a California  corporation  ("CVB") and CITIZENS  BUSINESS BANK, a  California  banking  corporation  ("CBB"),  on the one hand,  and  KAWEAH  NATIONAL  BANK,  a  national  banking association, on the other hand ("Kaweah").

                  WHEREAS,  the Boards of  Directors  of CVB and CBB deem  advisable  and in the best  interests of their  respective  shareholders  to consummate  the merger of Kaweah with and into Citizens (the "Merger") upon the terms and conditions set forth herein and in accordance  with the California  General  Corporation Law (the "CGCL")
and the National Bank Act (CBB,  following the effectiveness of the Merger,  being hereinafter  sometimes  referred to as the "Surviving Bank");

                  WHEREAS,  the  Boards of  Directors  of CVB and CBB have  approved  the Merger  pursuant  to this
Agreement and the Agreement of Merger by and between CBB and Kaweah (the "Agreement of Merger"),  in  substantially the form of Exhibit A attached  hereto,  pursuant to which Kaweah will merge with and into CBB and each outstanding
            ---------
share of Kaweah  Stock,  $5 par value  ("Kaweah  Stock"),  excluding  any Kaweah  Perfected  Dissenting  Shares (as defined  below),  will be  converted  into the right to receive  cash and a specified  amount of CVB Stock,  no par value ("CVB Stock"), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS,  the Merger is  intended  to qualify as a  reorganization  within the meaning of Section
368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW,  THEREFORE,  on the basis of the  foregoing  recitals  and in  consideration  of the  mutual covenants,  agreements,  representations and warranties  contained herein, the parties hereto do covenant and agree as follows:

ARTICLE 1.

                                                    DEFINITIONS
                                                    -----------

                  Except as otherwise  expressly  provided for in this Agreement,  or unless the context  otherwise requires,  as used  throughout  this  Agreement the following  terms shall have the respective  meanings  specified below:

                  "Affiliate"  of, or a person  "Affiliated"  with, a specific  person(s) is a person that directly or  indirectly,  through one or more  intermediaries,  controls,  or is controlled  by, or is under common  control with, the person(s) specified.

                  "Affiliated  Group" means,  with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

                  "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

                  "Average CVB Stock Price"  means the average of the daily  closing  price of a share of CVB Stock reported  on the Nasdaq  National  Market  during the 20  consecutive  trading  days ending at the end of the fifth trading day immediately preceding the Effective Time of the Merger (as defined herein).

                  "BHC Act" means the Bank Holding Company Act of 1956, as amended.

                  "Business  Day"  means any day other  than a  Saturday,  Sunday or day on which a bank  chartered under the laws of the State of California is closed.

                  "Cash Election" has the meaning set forth in Section 2.3.1

                  "CBB" means Citizens Business Bank, a wholly owned subsidiary of CVB.

                  "CFC" means the California Financial Code.

                  "CGCL" has the meaning set forth in the second recital of this Agreement.

                  "CVB" means CVB Financial Corp., a California corporation.

                  "Certificate" has the meaning set forth in Section 2.6.2.

                  "Classified Credits" has the meaning set forth in Section 6.8.

                  "Closing"  means the  consummation  of the Merger  provided for in Article 2 of this Agreement on the  Closing  Date (as  defined  herein) at the  offices of Manatt,  Phelps &  Phillips,  LLP,  11355 West  Olympic
Boulevard, Los Angeles, California 90064, or at such other place as the parties may agree upon.

                  "Closing  Date" means the date which is the first  Friday,  or such other day mutually  agreed to by the  parties  hereto,  which  is (A) at least  five (5)  Business  Days  following  the last to occur of (i) the approval of this  Agreement  and the  transactions  contemplated  hereby by the  shareholders  of Kaweah,  (ii) the receipt of all permits,  authorizations,  approvals  and consents  specified in Sections 9.3 and 9.4 hereof and (B)
after the expiration of all applicable notice and waiting periods under the law.

                  "Code" shall have the meaning set forth in the third recital of this Agreement.

                  "Combination Cash Election" has the meaning set forth in Section 2.3.1.

                  "Combination Stock Election" has the meaning set forth in Section 2.3.1.

                  "Commissioner"  means the  Commissioner of the Department of Financial  Institutions of the State
of California.

                  "Competing Transaction" has the meaning set forth in Section 6.1.14.

                  "Comptroller" means the Comptroller of the Currency.

                  "Corporations Commissioner" means the Commissioner of the California Department of Corporations.

                  "Covered Person" has the meaning set forth in Section 4.30.

                  "CBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

                  "CVB 401(k) Plan" means the CVB Financial Corp. 401(k) Profit Sharing Plan.

                  "CVB Filings" has the meaning set forth in Section 5.4.

                  "CVB Stock" has the meaning set forth in the second recital of this Agreement.

                  "Deloitte & Touche" means Deloitte & Touche, LLP, CVB's independent accountants.

                  "DFI" means the Department of Financial Institutions of the State of California.

                  "Effective  Time of the  Merger"  means the date upon  which the  Merger is  consummated  and the
Agreement of Merger is filed with the Commissioner.

                  "Election Deadline" has the meaning set forth in Section 2.3.2.

                  "Election Form" has the meaning set forth in Section 2.3.1.

                  "Election Form Record Date" has the meaning set forth in Section 2.3.1.

                  "Encumbrance"  shall mean any option,  pledge,  security interest,  lien, charge,  encumbrance or restriction (whether on voting or disposition or otherwise),  whether imposed by agreement,  understanding,  law or otherwise.

                  "Environmental Regulations" has the meaning set forth in Section 4.12.2.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has the meaning set forth in Section 4.20.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" means U.S. Stock Transfer Corp. or such other agent(s) designated by CVB.

                  "Exchange Fund" has the meaning set forth in Section 2.6.1.

                  "Exchange Ratio" has the meaning set forth in Section 2.2.1.

                  "Expenses" has the meaning set forth in Section 14.1.5.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Financial  Statements  of CVB" means the (i) audited  consolidated  financial  statements of CVB consisting  of  the  consolidated  balance  sheets  as of  December 31,  2002,  2001  and  2000,  and  the  related consolidated  statements  of  operations,  shareholders'  equity  and cash  flows for the years  then ended and the related  notes  thereto  and related  opinions  thereon  for the years then ended and (ii)  unaudited  consolidated balance sheet as of March 31, 2003, and the related  consolidated  statements of operations,  shareholders'  equity and cash flows for the period then ended, and the related notes thereto.

                  "Financial   Statements  of  Kaweah"  means  the  (i)  audited  financial  statements  of  Kaweah consisting of the  statements of condition as of December 31, 2002,  2001 and 2000,  and the related  statements of operations,  stockholder's  equity and cash flow for the years then ended and the related notes thereto and related opinions thereon for the years then ended,  and (ii) unaudited  balance sheet as of March 31, 2003, and the related statements of operations for the period then ended, and the related notes thereto.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "Governmental  Entity"  shall mean any court or  tribunal  with  jurisdiction  over the  relevant party or any United States  federal,  state,  municipal,  domestic,  foreign or other  administrative  authority or instrumentality.

                  "Hazardous Materials" has the meaning set forth in Section 4.12.2.

                  "Hearing" has the meaning set forth in Section 8.4.

                  "Hearing Notice" has the meaning set forth in Section 8.4.

                  "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

                  "Independent Consultant" has the meaning set forth in Section 6.13.3.

                  "Investment  Security"  means any equity  security or debt  security as defined in  Statement  of
Financial Accounting Standards No. 115.

                  "IRS" means the Internal Revenue Service.

                  "Kaweah 401(k) Plan" means the Kaweah National Bank 401(k) Plan.

                  "Kaweah Conflicts and Consents List" has the meaning set forth in Section 4.6.

                  "Kaweah Contract List" has the meaning set forth in Section 4.16.

                  "Kaweah Derivatives List" has the meaning set forth in Section 4.32.

                  "Kaweah  Dissenting  Shares" means any shares of  Kaweah Stock held by "dissenting  shareholders"
within the meaning of Section 214a of the NBA.

                  "Kaweah Employee Plan List" has the meaning set forth in Section 4.20.

                  "Kaweah Environmental Compliance List" has the meaning set forth in Section 4.12.2.

                  "Kaweah ESOP" means the Kaweah Employee Stock Ownership Plan.

                  "Kaweah Filings" has the meaning set forth in Section 4.5.

                  "Kaweah Filings List" has the meaning set forth in Section 4.5.
                  "Kaweah Indemnification List" has the meaning set forth in Section 4.30.

                  "Kaweah Insurance List" has the meaning set forth in Section 4.7.

                  "Kaweah Intellectual Property List" has the set forth in Section 4.35.

                  "Kaweah Investment Securities List" has the meaning set forth in Section 4.26.

                  "Kaweah List" means any list required to be furnished by Kaweah to CVB herewith.

                  "Kaweah Litigation List" has the meaning set forth in Section 4.10.

                  "Kaweah Loan List" has the meaning set forth in Section 4.25.

                  "Kaweah Offices List" has the meaning set forth in Section 4.23.

                  "Kaweah Operating Losses List" has the meaning set forth in Section 4.24.

                  "Kaweah  Perfected  Dissenting  Shares" means Kaweah  Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Kaweah Dissenting Shares.

                  "Kaweah Personal Property List" has the meaning set forth in Section 4.8.

                  "Kaweah Real Property List" has the meaning set forth in Section 4.9.

                  "Kaweah  Shareholders'  Meeting"  means the  meeting  of  Kaweah's  shareholders  referred  to in
Section 6.7.

                  "Kaweah Stock" has the meaning set forth in the second recital of this Agreement.

                  "Kaweah Stock Option" means any option issued pursuant to the Kaweah Stock Option Plans.

                  "Kaweah Stock Option List" has the meaning set forth in Section 4.2.

                  "Kaweah  Stock Option  Plans" means the Incentive  Stock Option Plan of Kaweah,  as amended,  the
Directors' Nonstatutory Stock Option Plan, and the 1991 Stock Option Plan.

                  "Kaweah Supplied Information" has the meaning set forth in Section 4.34.

                  "Kaweah Tax List" has the meaning set forth in Section 4.11.

                  "Kaweah Undisclosed Liabilities List" has the meaning set forth in Section 4.19.

                  "Mailing Date" has the meaning set forth in Section 2.3.1.

                  "Maximum Stock Amount" has the meaning set forth in Section 2.3.3.

                  "Minimum Stock Amount" has the meaning set forth in Section 2.3.3.

                  "Merger" has the meaning set forth in the First recital of this Agreement.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "Operating Loss" has the meaning set forth in Section 4.24.

                  "Option Payment" has the meaning set forth in Section 2.7

                  "NBA" means the National Bank Act.

                  "Per Share  Cash  Consideration"  means the  quotient  obtained  by  dividing  (a) the sum of (i)
$15,500,000  and (ii) the amount  obtained by  multiplying  the number of shares of Kaweah Stock  subject to Kaweah
Stock Options  outstanding  immediately prior to the Effective Time by the weighted average exercise price of those options by (b) the  sum of (i) number of shares of Kaweah  Stock  outstanding  immediately  prior to the  Effective
Time and (ii) the number of shares of Kaweah Stock subject to Kaweah Stock Options  outstanding  immediately  prior to the Effective Time.

                  "Per Share  Stock  Consideration"  means the number of shares of CVB Stock  obtained  by dividing
(a) the quotient  obtained by dividing (A) the sum of (i)  $15,500,000  and (ii) the amount obtained by multiplying the  number of shares of  Kaweah  Stock  subject  to Kaweah  Stock  Options  outstanding  immediately  prior to the
Effective  Time by the weighted  average  exercise price of those options by (B) the Average CVB Stock Price by (b)
the sum of (i) the number of shares of Kaweah Stock  outstanding  immediately  prior to the Effective Time and (ii)
the  number of shares of  Kaweah  Stock  subject  to Kaweah  Stock  Options  outstanding  immediately  prior to the
Effective Time.

                  "Permit Application" has the meaning set forth in Section 8.4.

                  "Person"  means  any  individual,  corporation,   association,   partnership,  limited  liability
company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

                  "Plans" has the meaning set forth in Section 4.20.

                  "Proxy   Statement"   means  the  Proxy   Statement  used  to  solicit  proxies  for  the  Kaweah
Shareholders' Meeting to approve the merger.

                  "Registration Statement on Form S-4" has the meaning set forth in Section 8.5.

                  "Related  Group of  Persons"  means  Affiliates,  members of an  Immediate  Family or Persons the obligations of whom would be attributed to another Person  pursuant to the  regulations  promulgated by the SEC (as defined herein).

                  "Scheduled Contracts" has the meaning set forth in Section 4.16.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Election" has the meaning set forth in Section 2.3.1.

                  "Stock Proration Factor" has the meaning set forth in Section 2.3.3.

                  "Surviving Bank" has the meaning set forth in the first recital of this Agreement.

                  "Tanks" has the meaning set forth in Section 4.12.2.

                  "Tax  Returns"  means all returns,  declarations,  reports,  estimates,  information  returns and statements required to be filed in respect of any Taxes.

                  "Taxes" means (i) all federal,  state, local or foreign taxes, charges, fees, imposts,  levies or other  assessments,  including,  without  limitation,  all net income,  gross  receipts,  capital,  sales,  use, ad valorem,  value added, transfer,  franchise,  profits,  inventory,  capital stock, license,  withholding,  payroll, employment,  social  security,  unemployment,  excise,  severance,  stamp,  occupation,  property,  corporation and estimated  taxes,  custom  duties,  fees,  assessments  and  charges  of any kind  whatsoever;  (ii) all  interest, penalties,  fines,  additions to tax or additional  amounts imposed by any taxing  authority in connection with any item  described in clause (i);  and (iii) any  transferred  liability in respect of any items  described in clauses
(i) and/or (ii).

                  "Undesignated Shares" has the meaning set forth in Section 2.3.1.

                  "Understanding" means any contract, agreement,  understanding,  commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                   "VTD" means Vavrinek, Trine, Day & Co., LLP, Kaweah's independent accountants.

ARTICLE 2.

                                                 TERMS OF MERGER
                                                 ----------------

2.1      Effect of Merger and  Surviving  Bank.  At the  Effective  Time of the Merger,  Kaweah will be merged with
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and into CBB pursuant to the terms,  conditions  and  provisions of the Agreement of Merger and in accordance  with the  applicable  provisions of the CFC and CGCL. By virtue of the Merger,  all the rights,  privileges,  powers and franchises  and all property and assets of every kind and  description  of Kaweah and CBB shall be vested in and be held and enjoyed by the  Surviving  Bank,  without  further  act or deed,  and all the  interests  of every kind of
Kaweah  and CBB,  including  all debts due to either of them on  whatever  account,  shall be the  property  of the
Surviving  Bank as they were of Kaweah and CBB and the title to any  interest in real  property and any interest in personal  property  vested by deed or otherwise in either  Kaweah or CBB shall not revert or be in any way impaired by reason of the  Merger;  and all  rights of  creditors  and liens  upon any  property  of Kaweah and CBB shall be preserved  unimpaired  and all debts,  liabilities  and duties of Kaweah  and CBB shall be debts,  liabilities  and duties of the Surviving Bank and may be enforced  against it to the same extent as if said debts,  liabilities  and duties had been incurred or contracted by it.

2.2      Stock  of  Kaweah.  Subject  to  Section  2.3.5,  each  share  of  Kaweah  Stock  issued  and  outstanding
         -----------------
immediately  prior to the Effective Time of the  Merger shall,  without any further action on the part of Kaweah or the holders of such shares, be treated on the basis set forth herein.

2.2.1    Conversion of Kaweah  Stock.  At the  Effective  Time of the Merger,  pursuant to the Agreement of Merger,
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each outstanding  share of Kaweah Stock excluding any Kaweah Perfected  Dissenting Shares or shares of Kaweah Stock held by CVB or CBB (other than those held in a fiduciary  capacity or as a result of debts  previously  contracted)
shall,  without  any  further  action on the part of Kaweah or the  holders of any such  shares,  be  automatically cancelled  and cease to be an issued and  outstanding  share of Kaweah Stock and be  converted,  at the election of the holder, into:

(a)      a number of shares of CVB Stock equal to the Per Share Stock Consideration  (such quotient,  the "Exchange
Ratio"); or

(b)      cash in the amount of the Per Share Cash Consideration.

2.2.2    Transfer  Books.  At the Effective Time of the Merger,  the stock transfer books of Kaweah shall be closed
         ----------------
as to holders of Kaweah  Stock  immediately  prior to the  Effective  Time of the Merger and no  transfer of Kaweah
Stock by any such holder  shall  thereafter  be made or  recognized.  If, after the  Effective  Time of the Merger, certificates  are properly  presented in accordance  with Section 2.6 of this  Agreement to the Exchange  Agent (as defined in Section  2.3),  such  certificates  shall be canceled and exchanged for  certificates  representing  the number of whole shares of CVB Stock,  if any,  and/or a check  representing  the amount of cash, if any, into which the Kaweah Stock  represented  thereby was converted in the Merger,  plus any payment for a fractional share of CVB
Stock.

2.3      Election and Proration Procedures.
         ---------------------------------

2.3.1    Election Forms and Types of Elections.  An election form and other  appropriate and customary  transmittal
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materials  (which shall specify that  delivery  shall be effected,  and risk of loss and title to the  certificates theretofore  representing  shares of Common Stock shall pass, only upon proper delivery of such certificates to the
Exchange Agent in such form as CVB and Kaweah shall mutually agree ("Election  Form") shall be mailed  concurrently with or within five (5) Business  Days of, the mailing of the Proxy  Statement by Kaweah,  or on such other date as
Kaweah and CVB shall  mutually agree  ("Mailing  Date") to each holder of record of Kaweah Stock as of a date which is at least five (5)  Business  Days  prior to the  Mailing  Date or on such  other  date as CVB and  Kaweah  shall mutually  agree  ("Election  Form Record  Date").  CVB shall make  available one or more  Election  Forms as may be reasonably  requested by all persons who become holders (or  beneficial  owners) of Kaweah Stock after the Election
Form Record Date and prior to the Election  Deadline (as defined herein),  and Kaweah shall provide to the Exchange
Agent all information  reasonably  necessary for it to perform its obligations as specified  herein.  Each Election
Form  shall  permit the holder (or the  beneficial  owner  through  appropriate  and  customary  documentation  and instructions)  to elect (an  "Election")  either (i) to receive CVB Stock (a "Stock  Election") with respect to all of such holder's  Kaweah Stock,  or (ii) to receive cash (a "Cash  Election")  with respect to all of such holder's
Kaweah  Stock,  or (iii) to receive  CVB Stock  with  respect to a  specified  number of shares of Kaweah  Stock (a
"Combination  Stock  Election") and to receive cash with respect to a specified number of shares of Kaweah Stock (a
"Combination  Cash  Election").  Any Kaweah Stock (other than Kaweah Perfected  Disserting  Shares) with respect to which the holder (or the Beneficial  Owner,  as the case may be) shall not have submitted to the Exchange Agent, an effective,  properly  completed  Election  Form  received  prior to the  Election  Deadline  shall be  deemed to be
"Undesignated Shares" hereunder.

2.3.2    Proper and  Timely  Election.  Any  Election  shall  have been  properly  made and  effective  only if the
         ----------------------------
Exchange  Agent shall have actually  received a properly  completed  Election Form by 5:00 P.M. on the later of the
30th day  following  the  Mailing  Date or such  other  time and date as CVB and  Kaweah  may  mutually  agree (the
"Election  Deadline").  An Election Form shall be deemed  properly  completed  only if an Election is indicated for each share of Kaweah  Stock  covered by such  Election  Form and if  accompanied  by one or more  certificates  (or customary  affidavits and indemnification  regarding the loss or destruction of such certificates or the guaranteed delivery of such  certificates)  representing  all shares of Kaweah Stock covered by such Election  Form,  together with duly executed  transmittal  materials  included in or required by the Election  Form. Any Election Form may be revoked or changed by the  person  submitting  such  Election  Form at or prior to the  Election  Deadline.  In the event an Election Form is revoked prior to the Election  Deadline,  the shares of Kaweah Stock  represented by such
Election  Form shall  automatically  become  Undesignated  Shares  unless and until a new Election is properly made with respect to such shares on or before the Election Deadline,  and CVB shall cause the certificates  representing such shares of Kaweah Stock to be promptly  returned  without charge to the person  submitting the revoked Election
Form upon written  request to that effect from the holder who submitted  such Election  Form.  Subject to the terms of this  Agreement  and of the Election  Form,  the Exchange  Agent shall have  reasonable  discretion to determine whether any election,  revocation or change has been  properly or timely made and to disregard  immaterial  defects in the Election  Forms,  and any decisions of CVB and Kaweah  required by the Exchange Agent and made in good faith in  determining  such matters shall be binding and  conclusive.  Neither CVB nor the Exchange  Agent shall be under any obligation to notify any person of any defect in an Election Form.

2.3.3    Payment and  Proration.  As promptly as  practicable  but not later than five (5) Business  Days after the
         ----------------------
Effective  Time of the Merger,  CVB shall cause the Exchange  Agent to effect the  allocation  among the holders of
Kaweah  Stock of rights  to  receive  CVB Stock or cash in the  Merger in  accordance  with the  Election  Forms as follows:

(a)      if the  aggregate  number of shares of Kaweah  Stock as to which Stock  Elections  and  Combination  Stock
Elections shall have  effectively  been made results in the issuance of CVB Stock pursuant to the Merger that would have an aggregate  value of at least 42.0 percent  (42.0%) of $15,500,000  (or  $6,510,000)  (valued at the Average
CVB Stock Price) in exchange for shares of Kaweah Stock (the "Minimum  Stock  Amount"),  but does not result in the issuance of CVB Stock having an  aggregate  value  exceeding  51 percent  (51.0%) of  $15,500,000  (or  $7,905,000)
(valued at the Average  CVB Stock  Price) in  exchange  for shares of Kaweah  Stock (the  "Maximum  Stock  Amount")
(assuming  all other  shares of Kaweah  Stock other than any shares of Kaweah  Stock held by CVB or CBB receive the
Per Share Cash Consideration), then:

(i)                                         Each holder of Kaweah  Stock who made an  effective  Stock  Election or
Combination  Stock  Election  shall  receive the number of shares of CVB Stock equal to the product of the Exchange
Ratio  multiplied  by the number of shares of Kaweah  Stock  covered by such Stock  Election or  Combination  Stock
Election; and

(ii)                                        Each  holder of Kaweah  Stock who made an  effective  Cash  Election or
Combination Cash Election, and each holder of Undesignated Shares shall receive the Per Share Cash Consideration.

(b)      if the  aggregate  number of shares of Kaweah  Stock as to which Stock  Elections  and  Combination  Stock
Elections shall have effectively  been made exceeds,  and is not  approximately  equal to, the Maximum Stock Amount
(assuming all other shares of Kaweah Stock receive the Per Share Cash Consideration), then:

(i)      Each holder of Kaweah  Stock who made an  effective  Cash  Election or  Combination  Cash  Election  shall receive the Per Share Cash Consideration;

(ii)     All Undesignated Shares shall be deemed to have made Cash Elections; and

(iii)    A stock proration  factor (the "Stock  Proration  Factor") shall be determined by dividing (1) the maximum number of shares of Kaweah  Stock which must make a Stock  Election  and  Combination  Stock  Election to equal the
Maximum  Stock  Amount  based on the  Exchange  Ratio by (2) the number of shares of Kaweah  Stock with  respect to which effective  Stock  Elections and  Combination  Stock Elections were made. Each holder of Kaweah Stock who made an effective Stock Election or Combination Stock Election shall be entitled to:

(1)      the number of shares of CVB Stock equal to the product of (x) the Exchange  Ratio,  multiplied  by (y) the number of shares of Kaweah Stock covered by such Stock Election or Combination  Stock  Election,  multiplied by (z)
the Stock Proration Factor, and

(2)      cash in an amount  equal to the  product of (x) the Per Share Cash  Consideration,  multiplied  by (y) the number of shares of Kaweah Stock covered by such Stock Election or Combination  Stock  Election,  multiplied by (z)
one minus the Stock Proration Factor.

(c)      if the  aggregate  number of shares of Kaweah  Stock as to which Stock  Elections  and  Combination  Stock
Elections shall have  effectively  been made shall be less than the Minimum Stock Amount (assuming all other shares of Kaweah  Stock  other than shares of Kaweah  Stock held by CVB or CBB receive the Per Share Cash  Consideration), then:

(i)      Each holder of Kaweah Stock who made an effective  Stock  Election or  Combination  Stock  Election  shall receive the number of shares of CVB Stock equal to the product of the Exchange  Ratio  multiplied  by the number of shares of Kaweah Stock covered by such Stock Election or Combination Stock Election;

(ii)     The Exchange Agent shall select by lot such number of holders of  Undesignated  Shares (other than holders of  Undesignated  Shares who voted  against  the  Merger or gave  notice in writing  that the  holder  dissents  as required by Section  214a of the NBA prior to the meeting of  shareholders  to be held  pursuant to Section 6.7) to receive  CVB Stock as shall be  necessary  so that the shares of CVB Stock to be received  by those  holders,  when combined with the number of shares for which a Stock  Election or  Combination  Stock  Election has been made shall be equal to the  Minimum  Stock  Amount.  If all of said  Undesignated  Shares  plus all  shares as to which  Stock
Elections and Combination  Stock Elections have been made together are less than, and not  approximately  equal to, the Minimum Stock Amount, then:

(iii)    A cash  proration  factor (the "Cash  Proration  Factor")  shall be determined by dividing (1) the maximum number of shares of Kaweah  Stock  which must make a Cash  Election  and  Combination  Cash  Election  to equal the
Minimum  Stock  Amount  based on the  Exchange  Ratio by (2) the number of shares of Kaweah  Stock with  respect to which  effective Cash Elections and  Combination  Cash Elections were made. Each holder of Kaweah Stock who made an effective Cash Election or Combination Cash Election shall be entitled to:

(1)      cash  equal to the  product  of (x) the Per Share  Cash  Consideration,  multiplied  by (y) the  number of shares of Kaweah Stock  covered by such Cash  Election or  Combination  Cash  Election,  multiplied by (z) the Cash
Proration Factor, and

(2)      the number of shares of CVB Stock equal to the product of (x) the Exchange  Ratio,  multiplied  by (y) the number of shares of Kaweah Stock  covered by such Cash Election or  Combination  Cash  Election,  multiplied by (z)
one minus the Cash Proration Factor.

(d)      Notwithstanding  any other provision of this Agreement,  if after applying the allocation  rules set forth in the  preceding  subsections  of this  Section  2.3,  the  aggregate  value of the CVB Stock that would be issued pursuant  to the Merger and the  transactions  contemplated  by this  Agreement  (valued at the  Average  CVB Stock
Price)  is less  than  42.0% or more  than 51% of the  aggregate  value of the  total  consideration  to be paid in exchange  for Kaweah Stock  (including  cancellation  of options  pursuant to Section 2.7 and payment to holders of
Kaweah Perfected Dissenting Shares),  CVB shall be authorized to reallocate,  in good faith and in such a manner as it  reasonably  determines  to be fair and  equitable,  shares of CVB Stock and cash  among the  holders  of Kaweah
Stock,  or to vary the number of shares of CVB Stock to be issued in the  Merger,  in a manner such that the number of shares of CVB Stock to be issued in the Merger  shall not be less than the  Minimum  Stock  Amount.  In no event will  the  aggregate  consideration  paid in  connection  with  the  transactions  contemplated  by this  Agreement
(including  amounts  paid to cancel  options  pursuant to Section 2.7 and  payments to holders of Kaweah  Perfected
Dissenting Shares) exceed $15,500,000.

2.3.4    Calculations.  Any  calculation  of a portion  of a share of CVB Stock  shall be  rounded  to the  nearest
         ------------
ten-thousandth  of a share,  and any cash  payment  shall be rounded to the  nearest  cent.  For  purposes  of this
Section 2.3, the shares of Kaweah  Stock for which CVB Stock is to be issued as  consideration  in the Merger shall be deemed to be  "approximately  equal" to the Maximum  Stock Amount or the Minimum  Stock Amount if such number is within 1,000 shares of Kaweah Stock of such amount.

2.3.5    Kaweah Perfected  Dissenting  Shares.  Kaweah Perfected  Dissenting Shares shall not be converted into the
         ------------------------------------
Per Share Stock  Consideration  or the Per Share Cash  Consideration,  but shall,  after the Effective  Time of the
Merger,  be  entitled  only to such  rights  as are  granted  them by  Section  214a of the  NBA.  Each  dissenting shareholder  who is entitled to payment for his shares of Kaweah  Stock shall  receive such payment in an amount as determined pursuant to Section 214a of the NBA.

2.3.6    Shares  Held by CVB or CBB.  Shares of Kaweah  Stock held by CVB or CBB,  if any (other than those held in
         --------------------------
a fiduciary capacity or as a result of debts previously  contracted),  shall be canceled and no consideration shall be issued in exchange therefor.

2.4      Effect on CBB Stock.  On the  Effective  Time of the  Merger,  each  outstanding  share of CBB Stock shall
         -------------------
remain an outstanding share of CBB Stock and shall not be converted or otherwise affected by the Merger.

2.5      Fractional  Shares.  No  fractional  shares of CVB Stock shall be issued in the Merger.  In lieu  thereof,
         ------------------
each holder of Kaweah Stock who would  otherwise be entitled to receive a fractional  share shall receive an amount in cash equal to the product  (calculated to the nearest  hundredth)  obtained by multiplying  (a) the  Average CVB
Stock Price times (b) the  fraction of the share of CVB Stock to which such holder  would  otherwise  be  entitled.
No such holder shall be entitled to dividends or other rights in respect of any such fraction.

2.6      Exchange Procedures.
         -------------------

2.6.1                      As of the  Effective  Time of the Merger,  CVB shall have  deposited  with the  Exchange
Agent for the benefit of the holders of shares of Kaweah Stock,  for exchange in  accordance  with this Section 2.6 through the Exchange Agent,  certificates  representing the shares of CVB Stock issuable pursuant to Section 2.2 in exchange for shares of Kaweah Stock  outstanding  immediately  prior to the Effective  Time of the Merger,  and CBB shall have  deposited  funds in an amount  not less than the amount of cash  payable  pursuant  to Section  2.2 and payable as cash in lieu of  fractional  shares of CVB Stock which would  otherwise be issuable in  connection  with
Section 2.2 hereof but for the operation of Section 2.5 of this Agreement (collectively, the "Exchange Fund").

2.6.2    After  completion  of the  allocation  procedures  set forth in Section 2.3,  each holder of a certificate
("Certificate")  formerly  representing Kaweah Stock (other than Perfected Dissenting Shares) who surrenders or has surrendered  such  certificate (or customary  affidavits and  indemnification  regarding the loss or destruction of such certificate)  together with duly executed transmittal  materials included in or required by the Election Form, to the Exchange Agent shall,  upon acceptance  thereof be entitled to a certificate  representing  CVB Stock and/or cash into which the shares of Kaweah Stock shall have been converted  pursuant hereto,  as well as cash in lieu any fractional  shares of CVB Stock to which such holder would  otherwise be entitled.  In the event a  certificate  is surrendered  representing  Kaweah  Stock,  the  transfer of ownership  of which is not  registered  in the transfer records of Kaweah,  a certificate  representing  the proper number of shares of CVB Stock and cash may be issued to a transferee if the Certificate  representing such Kaweah Stock is presented to the Exchange Agent,  accompanied by all  documents  required to evidence and effect such transfer and by evidence that any  applicable  stock  transfer taxes have been paid. Until  surrendered as contemplated by this Section 2.6, each  Certificate  shall be deemed at any time after the  Effective  Time of the Merger to represent  only the right to receive upon such  surrender  the certificate  representing  shares  of CVB Stock  and cash as  contemplated  by this  Section  2.6.  Notwithstanding anything to the  contrary set forth  herein,  if any holder of shares of Kaweah  should be unable to surrender  the
Certificates  for such shares,  because they have been lost or  destroyed,  such holder may deliver in lieu thereof such bond in form and substance  and with surety  reasonably  satisfactory  to CBB and shall be entitled to receive the  certificate  representing  the proper number of shares of CVB Stock and cash in  accordance  with Sections 2.2 and 2.5 hereof.

2.6.3                      No  dividends or other  distributions  declared or made with respect to CVB Stock with a record date after the  Effective  Time of the Merger shall be paid to the holder of any  unsurrendered  Certificate with respect to the shares of CVB Stock  represented  thereby and no cash shall be paid to any such holder pursuant to Section 2.2 or Section 2.5 until the holder of record of such  Certificate  shall  surrender  such  Certificate.
Subject to the effect of applicable laws,  following surrender of any such Certificate,  there shall be paid to the record  holder of the  certificates  representing  whole  shares of CVB Stock issued in exchange  thereof,  without interest,  (i) at the time of such surrender,  the amount of any cash to which such holder is entitled  pursuant to
Section  2.2 and  Section  2.5 and the amount of  dividends  or other  distributions  with a record  date after the
Effective  Time of the Merger  theretofore  paid with  respect to such whole  shares of CVB Stock,  and (ii) at the appropriate  payment date,  the amount of dividends or other  distributions  with a record date after the Effective
Time of the Merger but prior to surrender and a payment date  subsequent to surrender  payable with respect to such whole shares of CVB Stock.

2.6.4                      All cash  payments  and shares of CVB Stock  issued upon the  surrender  for exchange of
Kaweah  Stock in  accordance  with the terms  hereof  (including  any cash paid  pursuant to Section  2.5) shall be deemed to have been  issued in full  satisfaction  of all rights  pertaining  to such shares of Kaweah  Stock,  and there shall be no further  registration  of  transfers on the stock  transfer  books of the  Surviving  Bank of the shares of Kaweah Stock which were  outstanding  immediately  prior to the Effective  Time of the Merger.  If, after the Effective  Time of the Merger,  Certificates  are  presented to CVB for any reason,  they shall be canceled and exchanged as provided in this Agreement.

2.6.5                      Any portion of the Exchange  Fund which remains  undistributed  to the  shareholders  of
Kaweah  following the passage of six months after the Effective  Time of the Merger shall be delivered to CBB, upon demand,  and any  shareholders of Kaweah who have not theretofore  complied with this Section 2.6 shall  thereafter look only to CBB for payment of their claim for CVB Stock and cash,  and any cash in lieu of  fractional  shares of
CVB Stock and any dividends or distributions with respect to CVB Stock.

2.6.6                               Neither CVB nor Kaweah  shall be liable to any holder of shares of Kaweah Stock for such shares (or dividends or  distributions  with respect  thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.6.7                      The  Exchange  Agent shall not be entitled to vote or exercise  any rights of  ownership with respect to the shares of CVB Stock held by it from time to time  hereunder,  except that it shall  receive and hold all  dividends or other  distributions  paid or  distributed  with respect to such shares of CVB Stock for the account of the Persons entitled thereto.

2.6.8    Certificates  surrendered  for exchange by any Person  constituting  an "Affiliate" of Kaweah for purposes of Rule 144(a) under the Securities Act shall not be exchanged for  certificates  representing  whole shares of CVB
Stock until CVB has received a written agreement from such person as provided in Section 6.10.

2.7      Stock  Options.  Subject to the terms of the Kaweah Stock Option Plans,  each person who holds one or more
         --------------
options to purchase  Kaweah Stock shall be permitted to exercise any options  granted under the Kaweah Stock Option
Plans,  prior to the Effective Time of the Merger,  in accordance  with the terms of the Kaweah Stock Option Plans.
Kaweah will  facilitate  the exercise of those options by allowing  those options to be exercised and taxes paid by
Kaweah as permitted by  applicable  law. Any options not exercised  prior to the  Effective  Time of the Merger and the Kaweah  Stock  Option  Plans  shall be  terminated  immediately  prior to the  Effective  Time of the Merger in accordance  with the terms of the Kaweah  Stock  Option  Plan(s),  and the  optionees  shall  receive  in cash,  in consideration  thereof,  the  difference  between the Per Share Cash  Consideration  and the exercise  price of the
Kaweah Stock Option (each an "Option Payment" and in the aggregate, the "Option Payments").

2.8      Directors  of Surviving  Bank.  Immediately  after the  Effective  Time of the Bank  Merger,  the Board of
         -----------------------------
Directors of the Surviving  Bank shall be comprised of the persons  serving as directors of CBB  immediately  prior to the Effective  Time of the Bank Merger.  Such persons  shall serve until the earlier of the  expiration of their term or removal or until their successors are duly elected and qualified.

2.9      Executive  Officers of Surviving  Bank.  Immediately  after the  Effective  Time of the Bank  Merger,  the
         --------------------------------------
executive  officers of the Surviving  Bank shall be comprised of the persons  serving as executive  officers of CBB immediately  prior to the  Effective  Time of the Bank Merger.  Such persons shall serve until the earlier of their resignation or termination.

2.10     Additional  Actions.  If, at any time after the Effective  Time of the Merger,  the  Surviving  Bank shall
         -------------------
consider  that any further  assignments  or  assurances  in law or any other acts are necessary or desirable to (a)
vest,  perfect or confirm,  of record or otherwise,  in the Surviving  Bank its right,  title or interest in, to or under any of the rights,  properties  or assets of Kaweah or CBB acquired or to be acquired by the  Surviving  Bank as a result of, or in connection  with, the Merger or (b) otherwise carry out the purposes of this Agreement,  each of CBB,  Kaweah and the Surviving  Bank and its proper  officers and  directors  shall be deemed to have granted to the Surviving Bank an irrevocable  power of attorney to execute and deliver all such proper deeds,  assignments and assurances in law and to do all acts  necessary or proper to vest,  perfect or confirm  title to and  possession of such  rights,  properties  or  assets  in the  Surviving  Bank and  otherwise  to carry  out the  purposes  of this
Agreement;  and the proper  officers and directors of the Surviving  Bank are fully  authorized in the name of each of Surviving Bank, CBB and Kaweah, or otherwise to take any and all such action.

ARTICLE 3.

                                                    THE CLOSING
                                                    -----------

3.1      Closing Date.  The Closing shall take place on the Closing Date.
         ------------

3.2      Execution of  Agreements.  As soon as  practicable  after  execution of this  Agreement,  the Agreement of
         ------------------------
Merger  together with all other  agreements  necessary to consummate  the  transactions  described  herein shall be executed by the parties  thereto.  On or prior to the Closing  Date,  the  Agreement of Merger,  together  with all requisite  certificates,  shall be duly filed  with the  California  Secretary  of State and the  Commissioner,  as
required by applicable law and regulations.

3.3      Further  Assurances.  At the Closing,  the parties  hereto shall deliver,  or cause to be delivered,  such
         -------------------
documents  or  certificates  as may be necessary in the  reasonable  opinion of counsel for any of the parties,  to effectuate  the  transactions  contemplated  by this  Agreement.  From and after the Effective  Time of the Merger, each of the parties hereto  covenants and agrees,  without the necessity of any further  consideration  whatsoever, to execute,  acknowledge  and deliver any and all other  documents and  instruments and take any and all such other action as may be  reasonably  necessary or desirable to more  effectively  carry out the intent and purpose of this
Agreement and the Agreement of Merger.

ARTICLE 4.

                                     REPRESENTATIONS AND WARRANTIES OF KAWEAH
                                     ----------------------------------------

                           Kaweah represents and warrants to CVB and CBB as follows:

4.1      Incorporation,  Standing and Power.  Kaweah is a national  bank duly  organized,  validly  existing and in
         ----------------------------------
good  standing  under the laws of the United  States  and is  authorized  by the OCC to  conduct a general  banking business.  Kaweah's  deposits  are  insured by the FDIC in the manner and to the  fullest  extent  provided by law.
Kaweah has all requisite  corporate  power and authority to own,  lease and operate its  respective  properties and assets and to carry on its  business as  presently  conducted.  Neither the scope of the business of Kaweah nor the location of any of its properties  requires that Kaweah be licensed to do business in any  jurisdiction  other than the State of  California  where the failure to be so  licensed  would,  individually  or in the  aggregate,  have a material  adverse  effect on the  business,  financial  condition,  results of  operations  or prospects of Kaweah.
Kaweah has delivered to CBB true and correct copies of its Articles of  Association,  and Bylaws,  as amended,  and in effect as of the date hereof.

4.2      Capitalization.   As of the date of this  Agreement,  the authorized  capital stock of Kaweah  consists of
         --------------
one million  (1,000,000)  shares of common stock,  $5 par value, of which 472,710 are issued and  outstanding.  All of the outstanding  shares of such common stock are duly  authorized,  validly issued,  fully paid,  nonassessable, free and clear of all  Encumbrances  and have been issued in full compliance with all applicable  securities  laws.
Except for 97,488  options  issued  pursuant to the Kaweah  Stock  Option Plans or as set forth on the Kaweah Stock
Option List, as defined  below,  there are no outstanding  options,  warrants or other rights in or with respect to the unissued shares of such common stock or any other  securities  convertible  into such stock,  and Kaweah is not obligated to issue any  additional  shares of its common stock or any options,  warrants or other rights in or with respect to the unissued  shares of its common stock or any other  securities  convertible  into such stock.  Kaweah has set forth on a list (the "Kaweah  Stock Option  List") the name of each holder of a Kaweah  Option,  the number of shares  covered by such  option,  the name of the Stock  Option  Plan  pursuant  to which the Kaweah  Option was issued,  the vesting  schedule of such option,  the exercise price per share and the  expiration  date of each such option.

4.3      Subsidiaries.  Kaweah  does not own,  directly or  indirectly,  the  outstanding  stock or equity or other
         ------------
voting interest in any Person.

4.4      Financial  Statements.  Kaweah has  previously  furnished  to CBB a copy of the  Financial  Statements  of
         ---------------------
Kaweah and a copy of each  management  letter or other letters  delivered to Kaweah by VTD in  connection  with the
Financial  Statements  of Kaweah as  relating  to the  internal  controls  of Kaweah  since  January 1,  2000.  The
Financial  Statements of Kaweah:  (a) present  fairly the financial  condition of Kaweah as of the respective dates indicated  and its results of  operations  and  statements of cash flows,  for the  respective  periods then ended, subject,  in the case of the unaudited  interim financial  statements,  to normal recurring  adjustments;  (b) have been  prepared in  accordance  with  generally  accepted  accounting  principles  accepted in the United  States of
America and/or applicable regulatory  accounting principles or banking regulations  consistently applied (except as otherwise  indicated  therein);  (c) set forth as of the  respective  dates  indicated  adequate  reserves for loan losses; and (d) are based upon the books and records of Kaweah.

4.5      Reports and Filings.  Except as set forth in a list (the "Kaweah  Filings  List"),  since  January 1, 2000
         -------------------
Kaweah,  has filed all reports,  returns,  registrations  and statements  (such reports and filings  referred to as
"Kaweah  Filings"),  together with any amendments  required to be made with respect thereto,  that were required to be filed with (a) the FDIC, (b) the OCC, (c) the FRB, and (d) any other applicable  Governmental Entity,  including taxing  authorities,  except where the failure to file such reports,  returns,  registrations or statements has not had and is not  reasonably  expected  to have a  material  adverse  effect on the  business,  financial  condition, results of  operations  or  prospects of Kaweah.  No  administrative  actions  have been taken or orders  issued in connection with such Kaweah Filings.  As of their  respective  dates,  each of such Kaweah Filings  (y) complied in all material respects with all laws and regulations  enforced or promulgated by the Governmental  Entity with which it was filed (or was amended so as to be in compliance  promptly  following  discovery of any such  noncompliance);
and (z) did not contain any untrue  statement of a material  fact or omit to state a material  fact  required to be stated therein or necessary to make the statements  therein,  in light of the  circumstances  under which they were made,  not  misleading.  Any  financial  statement  contained in any of such Kaweah  Filings  fairly  presented the financial  position  of Kaweah and was  prepared  in  accordance  with  generally  accepted  accounting  principles accepted in the United States of America or banking  regulations  consistently  applied,  except as stated therein, during the periods  involved,  and except (other than for those financial  statements filed with the OCC) where any misstatement  or omission would not make the statements  therein,  in light of the  circumstances  under which they were made,  misleading.  Kaweah has  furnished  CBB with true and  correct  copies of all Kaweah  Filings  filed by
Kaweah since January 1, 2000.

4.6      Authority  of Kaweah.  The  execution  and  delivery  by Kaweah of this  Agreement  and the  Agreement  of
         --------------------
Merger,  subject to the requisite  approval of the  shareholders  of Kaweah of this Agreement and the  transactions contemplated  hereby, and the consummation of the transactions  contemplated  hereby and thereby have been duly and validly  authorized by all necessary  corporate action on the part of Kaweah.  This Agreement is, and the Agreement of Merger  will be,  upon due  execution  and  delivery  by the  respective  parties  thereto,  a valid and binding obligation of Kaweah enforceable in accordance with their respective terms,  except as the  enforceability  thereof may be limited by bankruptcy, liquidation, receivership,  conservatorship,  insolvency, moratorium or other similar laws  affecting the rights of creditors  generally and by general  equitable  principles.  Except as set forth in a list furnished by Kaweah to CBB (the "Kaweah  Conflicts and Consents List"),  neither the execution and delivery by
Kaweah of this Agreement and the Agreement of Merger, the consummation of the transactions  contemplated  herein or therein,  nor  compliance  by Kaweah with any of the  provisions  hereof or  thereof,  will:  (a) conflict  with or result in a breach of any provision of its Kaweah's  Articles of Association,  as amended,  or Bylaws,  as amended;
(b) constitute  a breach of or result in a default  (or give rise to any  rights of  termination,  cancellation  or acceleration,  or any right to acquire any  securities or assets) under any of the terms,  conditions or provisions of any note, bond, mortgage,  indenture,  franchise,  license,  permit, agreement or other instrument or obligation to which Kaweah is a party,  or by which Kaweah or any of its  properties  or assets are bound;  (c) result  in the creation or imposition of any  Encumbrance on any of the properties or assets of Kaweah;  or (d) violate any order, writ,  injunction,  decree,  statute,  rule or regulation  applicable to Kaweah or any of its properties or assets.
Except as set forth in the Kaweah  Conflicts  and Consents  List,  no consent of,  approval of, notice to or filing with any  Governmental  Entity  having  jurisdiction  over any  aspect of the  business  or assets of Kaweah and no consent of,  approval of or notice to any other Person,  is required in connection  with the execution and delivery by Kaweah of this  Agreement  and the  Agreement of Merger,  or the  consummation  by Kaweah of the Merger,  or the transactions  contemplated  hereby,  except (i) the approval of this  Agreement and the Agreement of Merger and the transactions  contemplated  hereby  and  thereby  by the  shareholders  of Kaweah;  (ii) such  approvals  as may be required by the FRB,  the FDIC and the DFI;  (iii) the  approval of the  fairness of the terms of the Merger by the
Corporations  Commissioner (or the  effectiveness  of the Registration  Statement on Form S-4, as the case may be);
and (iv) the filing and acceptance of the Agreement of Merger with the Secretary of State and the DFI.

4.7      Insurance.  Kaweah has  policies of insurance  and bonds with  respect to its assets and business  against
         ---------
such  casualties and  contingencies  and in such amounts,  types and forms as are  customarily  appropriate for its business,  operations,  properties  and  assets.  All such  insurance  policies  and  bonds  are in full  force and effect.  Except as set forth in a list furnished by Kaweah to CBB (the "Kaweah  Insurance  List"), no insurer under any such policy or bond has  canceled or  indicated  an intention to cancel or not to renew any such policy or bond or generally  disclaimed liability  thereunder.  Except as set forth in the Kaweah Insurance List, Kaweah is not in default  under any such policy or bond and all  material  claims  thereunder  have been filed in a timely  fashion.
Kaweah has filed all claims with or given  notice of claims to its insurers  with  respect to all material  matters and  occurrences  for which it believes it has coverage.  Set forth in the Kaweah  Insurance  List is a list of all policies of insurance  carried and owned by Kaweah,  showing the name of the insurance  company,  the nature of the coverage,  the policy limit, the annual premiums and the expiration  dates.  There has been delivered to CBB a copy of each such policy of insurance.

4.8      Personal  Property.  Kaweah has good and  marketable  title to all its  material  properties  and  assets,
         ------------------
other than real property,  owned or stated to be owned by Kaweah,  free and clear of all Encumbrances  except:  (a)
as set forth in the Financial  Statements of Kaweah;  (b) for  Encumbrances  for current taxes not yet due; (c) for
Encumbrances  incurred in the  ordinary  course of  business;  (d) for  Encumbrances  that are not  substantial  in character,  amount or extent and that do not materially  detract from the value,  or interfere with present use, of the  property  subject  thereto or affected  thereby,  or  otherwise  materially  impair the conduct of business of
Kaweah; or (e) as set forth in a list furnished by Kaweah to CBB (the "Kaweah Personal Property List").

4.9      Real  Estate.  Kaweah  has  furnished  CBB a list of real  property,  including  leaseholds  and all other
         ------------
interests in real property (other than security  interests),  owned by Kaweah,  (the "Kaweah Real Property  List").
Kaweah has duly recorded or caused to be recorded,  in the  appropriate  county,  all  recordable  interests in the real  property  described  in the Kaweah  Real  Property  List.  Kaweah has good and  marketable  title to its real property,  and valid leasehold  interests in the  leaseholds,  described in the Kaweah Real Property List, free and clear of all  Encumbrances,  except  (a) for  rights of lessors,  co-lessees or sublessees in such matters that are reflected in the lease;  (b) for current taxes not yet due and payable;  (c) for such  Encumbrances,  if any, as do not  materially  detract  from the value of or  materially  interfere  with the present use of such  property;  and
(d) as  described in the Kaweah Real Property  List.  Kaweah has furnished CBB with true and correct  copies of all leases  included in the Kaweah Real  Property  List,  all title  insurance  policies and all  documents  evidencing recordation of all recordable interests in real property included in the Kaweah Real Property List.

4.10     Litigation.  Kaweah has set forth a list with a description  of each legal,  administrative,  arbitration,
         ----------
investigatory or other proceeding  (including,  without limitation,  any investigation,  action, or proceeding with respect to Taxes)  pending or, to the best  knowledge  of Kaweah,  that has been  threatened,  or which  Kaweah has reason to believe may be  threatened,  against or  affecting  Kaweah or it assets or  business,  and has had or may have a material adverse effect on the business,  financial condition,  results of operations or prospects of Kaweah or the  transactions  contemplated  hereby  or  involves  or may  involve  a claim or  claims  asserting  aggregate liability of $20,000 or more (the "Kaweah  Litigation  List").  The Kaweah Litigation List includes with respect to each matter  identified,  if applicable,  the case title, the court, the court file number, the date filed, the law firm  representing  Kaweah and such other  information as may be reasonably  requested by CBB.  Except as set forth on the  Kaweah  Litigation  List,  there  is no  (i) outstanding  judgment,  order,  writ,  injunction  or  decree, stipulation  or award of any  Governmental  Entity or by  arbitration,  against,  or, to the  knowledge  of Kaweah, affecting  Kaweah  or its  assets  or  business  that  (A) has  had or may have a  material  adverse  effect on the business,  financial  condition,  results of  operations  or  prospects of Kaweah  (B) requires  any payment by, or excuses an obligation  of a third party to make any payment to Kaweah,  of an amount  exceeding  $20,000 or (C) has the effect of prohibiting any business  practice of, or the  acquisition,  retention or disposition of property by,
Kaweah;  or (ii) legal,  administrative,  arbitration,  investigatory or other  proceeding  pending or, to the best knowledge of Kaweah that has been threatened,  or which Kaweah has reason to believe may be threatened,  against or affecting any director,  officer,  employee,  agent or  representative of Kaweah, in connection with which any such
Person has or may have rights to be indemnified by Kaweah.

4.11     Taxes.
         -----

                  (a)               Except as set forth in a list  furnished  by  Kaweah  to CBB (the  "Kaweah  Tax
List"),  (A) all material Tax Returns required to be filed by or on behalf of Kaweah or the Affiliated  Group(s) of which any of them is or was a member have been duly and timely filed with the  appropriate  taxing  authorities  in all  jurisdictions  in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such  filings),  and all such Tax Returns were true,  complete and correct in all material respects;  (B) all Taxes due and  payable  by or on behalf of Kaweah,  either  directly,  as part of an  Affiliated
Group Tax  Return,  or  otherwise,  have been  fully and timely  paid,  except to the  extent  adequately  reserved therefor in accordance  with  generally  accepted  accounting  principles  accepted in the United States of America and/or  applicable  regulatory  accounting  principles or banking  regulations  consistently  applied on the Kaweah balance  sheet,  and adequate  reserves or accruals for Taxes have been  provided in the Kaweah  balance sheet with respect to any period  through the date  thereof  for which Tax Returns  have not yet been filed or for which Taxes are not yet due and owing;  and (C) no agreement,  waiver or other document or arrangement  extending or having the effect of  extending  the  period for  assessment  or  collection  of Taxes  (including,  but not  limited  to, any applicable  statute of limitation)  has been executed or filed with any taxing  authority by or on behalf of Kaweah or any Affiliated Group(s) of which it is or was a member.

                  (b)      Kaweah has  complied  in all  material  respects  with all  applicable  laws,  rules and regulations  relating to the payment  and  withholding  of Taxes and have duly and timely  withheld  from  employee salaries,  wages and other  compensation  and have paid over to the  appropriate  taxing  authorities  all  amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (c)      CBB has received  complete  copies of (i) all material  income or franchise  Tax Returns of Kaweah  relating to the taxable  periods  since January 1, 2000 and (ii) any audit report issued within the last three  (3) years  relating  to any  material  Taxes  due from or with  respect  to  Kaweah  with  respect  to their respective income, assets or operations.

                  (d)      Except  as set  forth  in the  Kaweah  Tax  List,  no claim  has  been  made by a taxing authority in a  jurisdiction  where  Kaweah does not file an income or franchise  Tax Return such that Kaweah is or may be subject to taxation by that jurisdiction.

                  (e)      Except  as  set  forth  in the  Kaweah  Tax  List:  (i)  all  deficiencies  asserted  or assessments  made as a result of any  examinations  by any taxing  authority  of the Tax  Returns of or covering or including  Kaweah has been fully paid, and there are no other audits or  investigations  by any taxing authority in progress,  nor has Kaweah  received any notice from any taxing  authority  that it intends to conduct such an audit or  investigation;  (ii) no requests for a ruling or a determination  letter are pending with any taxing authority;
and (iii) no issue has been raised in writing by any taxing  authority in any current or prior  examination  which, by application of the same or similar  principles,  could reasonably be expected to result in a proposed deficiency against Kaweah for any subsequent taxable period that could be material.

                  (f)      Except  as set  forth  in the  Kaweah  Tax  List,  Kaweah  has not (i)  filed a  consent pursuant to Section  341(f) of the Code or agreed to have Section  341(f)(2)  of the Code apply to any  disposition of a subsection (f) asset (as such term is defined in Section  341(f)(4) of the Code) owned by Kaweah,  (ii) agreed to or is  required to make any  adjustments  pursuant to Section  481(a) of the Code or any  similar  provision  of state,  local or foreign law by reason of a change in accounting  method initiated by Kaweah,  or has any knowledge that the Internal  Revenue  Service has proposed any such  adjustment  or change in accounting  method,  or has any application  pending with any taxing  authority  requesting  permission for any changes in accounting  methods that relate to the business or operations of Kaweah, or (iii) executed or entered into a closing  agreement  pursuant to
Section 7121 of the Code or any predecessor  provision thereof or any similar provision of state,  local or foreign law with respect to Kaweah.

                  (g)      Except  as set  forth in the  Kaweah  Tax  List,  no  property  owned by  Kaweah  is (i)
property  required to be treated as being owned by another  Person  pursuant to provisions of Section  168(f)(8) of the Internal  Revenue Code of 1954, as amended and in effect  immediately  prior to the enactment of the Tax Reform
Act of 1986,  (ii)  constitutes  "tax-exempt use property"  within the meaning of Section  168(h)(1) of the Code or
(iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (h)      Kaweah is not a party to any Tax Sharing  Agreement or similar  agreement or arrangement
(whether  written or not written)  pursuant to which it will have any  obligation  to make any  payments  after the
Closing.

                  (i)      Except as set forth in the Kaweah Tax List,  there is no  contract,  agreement,  plan or arrangement  covering any Person that,  individually or collectively,  could give rise to the payment of any amount that would not be  deductible  by Kaweah or any of its  Affiliates  by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (j)      There are no liens as a result of any unpaid Taxes upon any of the assets of Kaweah.

                  (k)      Except as set  forth in the  Kaweah  Tax  List,  Kaweah  has not made any  elections  in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

                  (l)      Except as set forth in the Kaweah Tax list,  none of the members of Kaweah's  Affiliated
Group has any net operating loss carryovers.

                  (m)      Kaweah  agrees to cooperate  with tax counsel in  furnishing  reasonable  and  customary written tax  representations  to tax counsel for  purposes of  supporting  tax  counsel's  opinion  that the Merger qualifies  as a  reorganization  within the meaning of Section  368(a) of the Code as  contemplated  in Section 9.7 hereof.

4.12     Compliance with Laws and Regulations.
         ------------------------------------

4.12.1   Kaweah  is not in  default  under or in  breach or  violation  of (i) any  provision  of its  Articles  of
Association,  as amended,  or Bylaws, as amended,  or (ii) law,  ordinance,  rule or regulation  promulgated by any
Governmental Entity,  except, with respect to this clause (ii), for such defaults,  breaches or violations as would not have,  individually  or in the  aggregate,  a material  adverse  effect on the business,  financial  condition, results of operations or prospects of Kaweah.

4.12.2   Except as set forth on a list  furnished by Kaweah to CBB (the "Kaweah  Environmental  Compliance  List"),
to the knowledge of Kaweah  (i) Kaweah is in  compliance  with all  Environmental  Regulations;  (ii) there  are no
Tanks on or about Kaweah  Property;  (iii) there  are no Hazardous  Materials on, below or above the surface of, or migrating  to or from Kaweah  Property  in  concentrations  above de minimis  levels  that would  require  remedial action;  (iv) Kaweah  has  no  loans  outstanding  secured  by  real  property  that  is  not  in  compliance  with
Environmental  Regulations or which has a leaking Tank or upon which there are Hazardous  Materials on or migrating to or from, in  concentrations  above de minimis levels that would require  remedial action,  Kaweah Property;  and
(v) without  limiting  Section  4.10 or the  foregoing  representations  and  warranties  contained  in clauses (i)
through (iv), as of the date of this Agreement,  there is no written claim,  action,  suit, or proceeding or notice thereof before any  Governmental  Entity pending  against Kaweah or concerning  property  securing Kaweah loans and there is no outstanding judgment,  order, writ,  injunction,  decree, or award against or affecting Kaweah Property or  property  securing  Kaweah  loans,  relating  to the  foregoing  representations  (i) - (iv),  in each case the noncompliance  with  which,  or the  presence  of which  would  have a  material  adverse  effect on the  business, financial  condition,  results of operations or prospects of Kaweah on a consolidated  basis.  For purposes of this
Section 4.12.2,  the term "Environmental Regulations" shall mean all applicable statutes,  regulations,  rules, and ordinances of all  Governmental  Entities and all applicable  judicial,  administrative,  and  regulatory  decrees, judgments,  and  orders  relating  to the  protection  of  human  health  or the  environment,  including,  without
limitation:  all  requirements,   including,  but  not  limited  to  those  pertaining  to  reporting,   licensing,
permitting,  investigation,  and  remediation  of  emissions,  discharges,  releases,  or  threatened  releases  of
Hazardous  Materials,  into the  air,  surface  water,  groundwater,  or  land,  or  relating  to the  manufacture, processing,  distribution,  use,  treatment,  storage,  disposal,  transport,  or handling of  Hazardous  Materials whether solid,  liquid,  or gaseous in nature and all  requirements  pertaining to the protection of the health and safety of employees or the public.  "Kaweah  Property" shall mean real estate  currently  owned,  or leased,  or in which Kaweah has an investment or security interest (by mortgage,  deed of trust,  sale or lease-back),  including, without  limitation,  properties  under  foreclosure  and  properties  held by Kaweah in its capacity as a trustee.
"Tank"  shall  mean  treatment  or  storage  tanks,  whether  above  ground or below  ground,  gas or oil wells and associated  piping  transportation  devices.  "Hazardous  Materials" shall mean any substance which is defined as a hazardous waste,  hazardous  substance,  hazardous material,  used oil, pollutant or contaminant under any federal, state or local statute,  regulation,  rule or ordinance or amendments thereto including,  without  limitation,  the
Comprehensive  Environmental  Response,  Compensation  and  Liability Act (42 U.S.C.  Section  9601, et seq.);  the
Resource  Conservation  and  Recovery  Act (42 U.S.C.  Section  6901,  et seq.);  the Clean Air Act, as amended (42
U.S.C.  Section 7401, et seq.);  the Federal Water  Pollution  Control Act, as amended (33 U.S.C.  Section 1251, et seq.); the Toxic  Substances  Control Act, as amended (15 U.S.C.  Section 9601, et seq.);  the Occupational  Safety
and Health Act, as amended (29 U.S.C.  Section 651; the Emergency Planning and Community  Right-to-Know Act of 1986
(42 U.S.C.  Section  11001,  et seq.);  the Safe Drinking  Water Act (42 U.S.C.  Section  300f,  et seq.);  and all
comparable state and local laws,  including without limitation,  the  Carpenter-Presley-Tanner  Hazardous Substance
Account Act (State  Superfund),  the  Porter-Cologne  Water Quality Control Act,  Section 25140,  25501(j) and (k),
25501.1,25281  and 25250.1 of the California  Health and Safety Code and/or Article I of Title 22 of the California
Code of  Regulations,  Division 4,  Chapter  30;  laws of other  jurisdictions  or orders and  regulations;  or the presence of which  causes or threatens  to cause a nuisance,  trespass or other common law tort upon real  property or  adjacent  properties  or poses or  threatens  to pose a hazard to the health or safety of persons or  including without  limitation,  gasoline,  diesel fuel or other petroleum  hydrocarbons;  polychlorinated  biphenyls  (PCBs), asbestos or urea formaldehyde foam insulation.

4.12.3                     Kaweah  has  provided  to CBB phase I  environmental  assessments  with  respect to each interest in real  property  set forth on the Kaweah  Real  Property  List as to which such a phase I  environmental investigation  has been  prepared  by or on behalf of Kaweah  or  Kaweah.  The  Kaweah  Real  Property  list  shall disclose each such property as to which such an assessment has not been prepared on behalf of Kaweah.

4.13     Performance  of  Obligations.  Kaweah  has  performed  in all  material  respects  all of the  obligations
         ----------------------------
required to be  performed  by it to date and is not in default  under or in breach of any term or  provision of any covenant,  contract,  lease,  indenture  or any other  covenant to which it is a party,  is subject or is otherwise bound,  and no event has occurred that, with the giving of notice or the passage of time or both,  would constitute such default or breach,  where such  default or breach would have,  individually  or in the  aggregate,  a material adverse  effect on the business,  financial  condition,  results of  operations or prospects of Kaweah.  Except for loans and leases made by Kaweah in the ordinary course of business,  to Kaweah's  knowledge,  no party is in breach of a material  agreement  with  Kaweah  which  breach has had or  reasonably  should be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Kaweah.

4.14     Employees.  There  are no  controversies  pending  or  threatened  between  either  Kaweah  and any of its
         ---------
employees that are likely to have,  individually  or in the aggregate,  a material  adverse effect on the business, financial  condition,  results  of  operations  or  prospects  of Kaweah.  Kaweah is not a party to any  collective bargaining  agreement with respect to any of its employees or any labor  organization to which its employees or any of them belong.

4.15     Brokers and  Finders.  Except for the  obligation  to Hoefer & Arnett,  Inc.  pursuant  to a letter  dated
         --------------------
February  6, 2003,  a copy of which has been  furnished  to CBB,  Kaweah is not a party to or  obligated  under any agreement with any broker or finder relating to the  transactions  contemplated  hereby,  and neither the execution of this  Agreement nor the  consummation  of the  transactions  provided for herein will result in any liability to any broker or finder.

4.16     Material  Contracts.  Except as set forth in a list  furnished  by  Kaweah  to CBB (the  "Kaweah  Contract
         -------------------
List") hereto (all items listed or required to be listed in such Kaweah  Contract List being  referred to herein as
"Scheduled Contracts"), Kaweah is not a party or otherwise subject to:

4.16.1                     any  employment,  deferred  compensation,  bonus or  consulting  contract that (i) has a remaining  term,  as of the date of this  Agreement,  of more than one year in length of  obligation on the part of
Kaweah and is not  terminable  by Kaweah  within one year  without  penalty or  (ii) requires  payment by Kaweah of
$20,000 or more per annum;

4.16.2                     any   advertising,   brokerage,   licensing,   dealership,   representative   or  agency
relationship or contract requiring payment by Kaweah of $20,000 or more per annum;

4.16.3                     any contract or agreement  that  restricts  Kaweah (or would  restrict any  Affiliate of
Kaweah or the Surviving  Bank)  (including  CBB and its  Affiliates)  after the Effective  Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

4.16.4                     any lease of real or personal  property  providing  for annual  lease  payments by or to
Kaweah in excess of $20,000  per annum other than (A)  financing  leases  entered  into in the  ordinary  course of business in which Kaweah is lessor and (B) leases of real property presently used by Kaweah as banking offices;

4.16.5   any mortgage,  pledge,  conditional  sales  contract,  security  agreement,  option,  or any other similar agreement  with  respect to any interest of Kaweah  (other than as  mortgagor or pledgor in the ordinary  course of its banking  business or as mortgagee,  secured party or deed of trust  beneficiary  in the ordinary  course of its business) in personal property having a value of $20,000 or more;

4.16.6                     other than as  described  in the Kaweah  Filings or as set forth in the Kaweah  Employee
Plan List, any stock  purchase,  stock option,  stock bonus,  stock  ownership,  profit sharing,  group  insurance, bonus,  deferred  compensation,  severance  pay,  pension,  retirement,  savings  or other  incentive,  welfare  or employment  plan or  material  agreement  providing  benefits  to any  present  or former  employees,  officers  or directors of Kaweah;

4.16.7                     any agreement to acquire  equipment or any  commitment to make capital  expenditures  of
$20,000 or more;

4.16.8                     other than agreements  entered into in the ordinary course of business,  including sales of other real estate  owned,  any agreement for the sale of any property or assets in which Kaweah has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

4.16.9                     any  agreement  for the  borrowing  of any money  (other than  liabilities  or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of Kaweah);

4.16.10    any  restrictive  covenant  contained in any deed to or lease of real property owned or leased by Kaweah
(as lessee) that materially restricts the use, transferability or value of such property;

4.16.11    any  guarantee  or  indemnification  which  involves  the sum of $20,000 or more,  other than letters of credit or loan commitments issued in the normal course of business;

4.16.12   any supply,  maintenance or landscape  contracts not terminable by Kaweah without  penalty on 30 days' or less notice and which provides for payments in excess of $20,000 per annum;

4.16.13   other than as disclosed with reference to Section 4.16.11 of this  Section 4.16,  any material  agreement which would be terminable  other than by Kaweah as a result of the  consummation of the  transactions  contemplated by this Agreement;

4.16.14    any  contract  of  participation  with any other  bank in any loan in excess of  $20,000 or any sales of assets of  Kaweah  with  recourse  of any kind to Kaweah  except  the sale of  mortgage  loans,  servicing  rights, repurchase or reverse repurchase  agreements,  securities or other financial transactions in the ordinary course of business;

4.16.15   any  agreement  providing  for the sale or  servicing  of any loan or other  asset  which  constitutes  a
"recourse  arrangement"  under  applicable  regulation or policy  promulgated by a Governmental  Entity (except for agreements  for the  sale of  guaranteed  portions  of  loans  guaranteed  in  part  by the U.  S.  Small  Business
Administration and related servicing agreements);

4.16.16   any contract relating to the provision of data processing services to Kaweah; or

4.16.17    any other  agreement of any other kind which involves  future  payments or receipts or  performances  of services or delivery of items  requiring  payment of $20,000 or more to or by Kaweah other than payments made under or pursuant to loan  agreements,  participation  agreements and other agreements for the extension of credit in the ordinary course of their business.

                           True  copies of all  Scheduled  Contracts,  including  all  amendments  and  supplements thereto, have been delivered to CBB.

4.17     Certain  Material  Changes.  Except as  specifically  required,  permitted or effected by this  Agreement,
         --------------------------
since  December  31,  2002,  there has not been,  occurred  or arisen any of the  following  (whether or not in the ordinary course of business unless otherwise indicated):

4.17.1                     Any  change  in any of the  assets,  liabilities,  permits,  methods  of  accounting  or accounting  practices,  business,  or manner of conducting  business,  of Kaweah or any other event or  development that has had or may reasonably be expected to have,  individually  or in the aggregate,  a material  adverse effect on the business, financial condition, results of operations or prospects of Kaweah;

4.17.2                     Any damage,  destruction  or other  casualty  loss (whether or not covered by insurance)
that  has  had or may  reasonably  be  expected  to have a  material  adverse  effect  on the  business,  financial condition,  results of  operations  or  prospects of Kaweah on a  consolidated  basis or that may involve a loss of more than $20,000 in excess of applicable insurance coverage;

4.17.3                     Any  amendment,  modification  or  termination  of any existing,  or entry into any new, material  contract or permit that has had or may  reasonably be expected to have a material  adverse  effect on the business, financial condition, results of operations or prospects of Kaweah;

4.17.4                     Any  disposition  by Kaweah of an asset the lack of which has had or may  reasonably  be expected  to have a  material  adverse  effect on the  business,  financial  condition,  results of  operations  or prospects of Kaweah; or

4.17.5                     Any  direct or  indirect  redemption,  purchase  or other  acquisition  by Kaweah of any equity  securities  or any  declaration,  setting  aside or payment  of any  dividend  (except,  in the case of the declaration,  setting aside or payment of a cash dividend,  as disclosed in the Financial  Statements of Kaweah) or other  distribution on or in respect of Kaweah Stock whether  consisting of money,  other personal  property,  real property or other things of value.

4.18     Licenses and  Permits.  Kaweah has all material  licenses and permits that are  necessary  for the conduct
         ---------------------
of its  business,  and such  licenses are in full force and effect,  except for any failure to be in full force and effect  that  would  not,  individually  or in the  aggregate,  have a  material  adverse  effect on the  business, financial  condition,  results of  operations  or  prospects of Kaweah on a  consolidated  basis.  The  properties, assets,  operations  and  businesses of Kaweah is and has been  maintained  and  conducted in  compliance  with all applicable licenses and permits.

4.19     Undisclosed  Liabilities.  Kaweah  does  not  have any  liabilities  or  obligations,  either  accrued  or
         ------------------------
contingent,  that are  material  to Kaweah and that have not been:  (a) reflected  or  disclosed  in the  Financial
Statements of Kaweah;  (b) incurred  subsequent to December 31,  2002 in the ordinary course of business consistent with past practices;  or  (c) disclosed in a list furnished by Kaweah to CBB (the "Kaweah  Undisclosed  Liabilities
List") or on any other Kaweah  List.  Kaweah does not know of any basis for the  assertion  against it or Kaweah of any liability,  obligation or claim  (including,  without  limitation,  that of any regulatory  authority)  that is likely  to  result  in or cause a  material  adverse  change  in the  business,  financial  condition,  results  of operations or prospects of Kaweah that is not fairly  reflected in the Financial  Statements of Kaweah or otherwise disclosed in this Agreement.

4.20     Employee Benefit Plans.
         ----------------------

4.20.1   For purposes of this  Agreement,  the term "Plans"  shall mean (i) all "Employee  Benefit  Plans" (as such term is  defined  in  Section  3(3) of  ERISA)  of which  Kaweah  or any  member  of the same  controlled  group of corporations,  trades or businesses as Kaweah within the meaning of Section  4001(a)(14) of ERISA, (for purposes of this Section,  an "ERISA  Affiliate") is a sponsor or participating  employer or as to which Kaweah or any of their
ERISA Affiliates makes  contributions or is required to make  contributions  and (ii) any employment,  severance or other agreement,  arrangement,  policy or practice of Kaweah or of any of their ERISA  Affiliates  (whether written or oral) providing for life, health, sickness,  accident, medical, surgical,  hospital, dental, vision or long-term
care  benefits  (whether  through  dependent  care,  educational  benefits,   adoption  benefits  (whether  through
insurance coverage or self-insured  arrangements),  dependent care,  workers'  compensation,  disability  benefits, supplemental  unemployment  benefits,  vacation  benefits,  retirement  benefits,  or for profit sharing,  deferred
compensation,   bonuses,   stock  options,   stock  appreciation  or  other  forms  of  incentive  compensation  or post-retirement insurance, compensation or benefits to employees, directors or other service providers.

4.20.2   Except  as is  disclosed  in a list  furnished  by  Kaweah  to CBB  (the  "Kaweah  Employee  Plan  List"),
(i) neither  Kaweah  nor any of its  ERISA  Affiliates  maintains  or  sponsors,  or makes or is  required  to make contributions to, any of the Plans,  (ii) none of the Plans is a "multiemployer  plan," as defined in Section 3(37)
of ERISA and neither Kaweah nor any of its ERISA  Affiliates has ever maintained or sponsored,  or has ever made or been  required to make  contributions  to, any such  "multiemployer  plan,"  (iii) none  of the Plans is a "defined benefit  pension  plan"  within the  meaning of Section  3(35) of ERISA,  and  neither  Kaweah nor any of its ERISA
Affiliates has ever maintained or sponsored,  or has ever made or been required to make  contributions to, any such
" defined benefit pension plan,"  (iv) none of the Plans provides  healthcare or any other welfare  benefits to any former  employees  (or any  dependents of any former  employees),  except as required by the  Consolidated  Omnibus
Budget  Reconciliation  Act of 1985  ("COBRA"),  and (v) each of the Plans is, and at all times since its inception has been, in compliance  with all  provisions of ERISA,  the Code,  COBRA,  the Health  Insurance  Portability  and
Accountability  Act of 1996 ("HIPAA") and all other  applicable laws.  Notwithstanding  any statement or indication in this  Agreement to the contrary,  there are no Plans as to which Kaweah or any of its ERISA  Affiliates  will be required  to make any  contributions  or to make any  other  payments,  whether  on  behalf  of any of the  current employees of Kaweah or any of its ERISA  Affiliates  or on behalf of any other  person,  after the Closing.  At the
Closing,  there will be no unrecorded  liabilities with respect to the  establishment,  implementation,  operation, administration  or termination of any of the Plans, or the termination of the  participation in any of the Plans by
Kaweah  or any of its  ERISA  Affiliates.  Neither  Kaweah  nor  any  ERISA  Affiliates  has  any  formal  plan  or commitment,  whether  legally  binding or not, to create any  additional  Plan, or to modify or change any existing
Plan that would  affect any employee or  terminated  employee of Kaweah or any of its ERISA  Affiliates,  except as disclosed in the Kaweah  Employee  Plan List.  Kaweah has  delivered to CBB true and complete  copies of:  (i) each of the Plans and any funding and service  agreements  related thereto  (including  trust and custodial  agreements, insurance contracts,  investment managing agreements,  subscription and participation  agreements and recordkeeping contracts)  including all  amendments,  all of which are legally valid and binding and in full force and effect and there are no defaults  thereunder,  (ii) the  currently  effective  summary plan  description,  summary of material modifications  and  all  other  material  employee  communications  pertaining  to  each  of the  Plans,  (iii) all enrollment,  beneficiary  designation,  loan,  distribution,  contribution  and benefit election and other material forms used in connection  with any of the Plans,  (iv) the  three most recent annual  reports for each of the Plans
(for the Kaweah 401(k) Plan,  the five most recent annual  reports)  (including  all relevant  schedules),  (v) the most recently filed PBGC Form 1 (if applicable),  and (vi) the most recent Internal  Revenue Service  determination letter for each Plan which is  intended  to  constitute  a  qualified  plan under  Section 401 of the Code and each amendment to each of the foregoing  documents  and any requests for rulings,  determinations,  or opinions  pending with the Internal Revenue Service or any other governmental agency.

4.20.3    The present  value of all accrued  benefits  and  liabilities  under each of the Plans that is subject to
Title IV of ERISA shall not, as of the Closing Date,  exceed the then fair market value or actuarial  present value of the assets of each such Plan  allocated to such  accrued  benefits and  liabilities,  based upon the  applicable provisions  of the Code and ERISA.  With  respect to each Plan that is subject to Title IV of ERISA  (i) no  amount is due or owing from Kaweah or any of its ERISA  Affiliates to the Pension Benefit  Guaranty  Corporation or to any
"multiemployer  plan" as defined in Section 3(37) of ERISA on account of any withdrawal  therefrom and (ii) no such
Plan has been terminated at a time when the Plan was not  sufficiently  funded and any such termination has been in accordance with ERISA. The transactions  contemplated  hereunder,  including without  limitation the termination of the Plans at or prior to the Closing,  shall not result in any such  withdrawal or other liability under any of the
Plans or any applicable laws.

4.20.4    None of the  Plans,  nor any  trust  created  thereunder  nor any  trustee,  fiduciary  or  administrator thereof,  has engaged in any  transaction  that might  subject any of the Plans,  any such trust,  or any  trustee, fiduciary or  administrator  thereof,  or any party dealing with the Plans or any such trust, to the tax or penalty on prohibited  transactions  imposed by Section 4975 of the Code or to any civil penalty  imposed by Section 502 of
ERISA.  Since the effective  date of ERISA,  none of the Plans subject to Title IV of ERISA has been  completely or partially  terminated  nor has there been any  "reportable  event,"  as such term is defined in Section  4043(b) of
ERISA,  with  respect  to any of the  Plans  since  the  effective  date of ERISA  nor has any  notice of intent to terminate  been filed or given with  respect to any such Plan.  There has been no  (i) withdrawal  by Kaweah or any of its ERISA Affiliates that is a substantial  employer from a  single-employer  plan which is a Plan and which has two or more  contributing  sponsors at least two of whom are not under  common  control,  as referred to in Section
4063(b) of ERISA, or  (ii) cessation  by Kaweah or any of its ERISA  Affiliates of operations at a facility causing more than 20% of Plan  participants  to be separated from  employment,  as referred to in Section 4062(f) of ERISA.
All government  reports and filings required by law have been properly and timely filed,  all information  required to be distributed to participants or  beneficiaries  has been  distributed  with respect to each of the Plans,  and
Kaweah and its ERISA  Affiliates  have  performed all of their  obligations  under all of the Plans in all material aspects.

4.20.5    None of the  Plans  nor  any  trust  created  thereunder  has  ever  incurred  any  "accumulated  funding deficiency"  as such term is defined in  Section  412 of the Code,  whether  or not  waived.  Furthermore,  neither
Kaweah nor any of its ERISA  Affiliates  has any  unfunded  liability  under  ERISA in respect of any of the Plans.
Kaweah has made all  contributions  and paid all amounts  due and owing  under all of the Plans.  Each of the Plans which is intended to be a qualified  plan under Section  401(a) of the Code has received a favorable  determination letter that it is so qualified from the Internal  Revenue  Service and Kaweah does not know of any fact which could adversely  affect the qualified  status of any such Plan.  All  amendments  required to bring all of the Plans into conformity with all of the applicable  provisions of ERISA,  the Code,  COBRA,  HIPAA and all other applicable laws have been made. All of the Plans have been  administered  and maintained in compliance  with ERISA,  COBRA,  HIPAA, the Code and all other  applicable  laws.  All  contributions  required  to be made to each of the Plans  under the terms of the Plan,  ERISA,  the Code or any other  applicable laws have been timely made. The Financial  Statements of Kaweah  properly  reflect all amounts  required  to be accrued as  liabilities  to date under each of the Plans.
There is no contract,  agreement or benefit arrangement covering any employee,  director,  officer or other service provider of Kaweah  that,  individually  or  collectively,  could give rise to the payment of any amount that would constitute  an "excess  parachute  payment"  (as defined in Section 280G of the Code) with respect to the Merger or any other transaction.

4.20.6    There has not occurred and there does not exist (i) any  pending  litigation or  controversy  against any of the Plans or against  Kaweah or any of its ERISA  Affiliates as the  "Employer" or "Sponsor"  under the Plans or against  the  trustee,  fiduciaries  or  administrators  of any of the  Plans or  (ii) any  pending  or  threatened
investigation,   proceeding,   lawsuit,   dispute,  action  or  controversies  involving  any  of  the  Plans,  the administrator  or trustee of any of the Plans with any of the IRS,  Department of Labor,  Pension Benefit  Guaranty
Corporation,  any  participant  in the  Plans,  any  service  provider  to any of the  Plans  or any  other  person whatsoever.  Without  limiting the generality of the foregoing,  there are no lawsuits or other claims,  pending or threatened  (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any  "Fiduciary" of such Plan (within the meaning of Section  3(21)(a) of ERISA) brought on behalf of any  participant,  beneficiary or
Fiduciary thereunder, nor is there a reasonable basis for any such claim.

4.20.7   Neither  Kaweah  nor any of its ERISA  Affiliates,  has used the  services  of  (i) workers  who have been provided by a third party  contract  labor  supplier  for more than six months or who may  otherwise be eligible to participate  in  any  of  the  Plans  or  to an  extent  that  would  reasonably  be  expected  to  result  in  the disqualification  or loss of  preferred  tax status of any of the Plans or the  imposition  of  penalties or excise taxes  with  respect  to the  IRS,  Department  of  Labor,  Pension  Benefit  Guaranty  Corporation  or  any  other governmental  entity;  (ii) temporary  employees  who have worked for more than six months or who may  otherwise be eligible  to  participate  in any of the Plans or to an extent that would  reasonably  be expected to result in the disqualification  or loss of  preferred  tax status of any of the Plans or the  imposition  of  penalties or excise taxes  with  respect  to the  IRS,  Department  of  Labor,  Pension  Benefit  Guaranty  Corporation  or  any  other governmental  entity;  (iii) individuals  who have provided services to Kaweah as independent  contractors for more than six months or who may  otherwise  be  eligible to  participate  in any of the Plans or to an extent that would reasonably  be expected to result in the  disqualification  or loss of preferred  tax status of any of the Plans or the  imposition  of  penalties  or excise  taxes with  respect to the IRS,  Department  of Labor,  Pension  Benefit
Guaranty  Corporation  or any other  governmental  entity or (iv)  leased  employees,  as that term is  defined  in section 414(n) of the Code.

4.21     Corporate  Records.  The minute books of each of Kaweah  accurately  reflect all material actions taken by
         ------------------
the respective shareholders, board of directors and committees of Kaweah.

4.22     Accounting  Records.  Kaweah  maintains  accounting  records  which  fairly and  validly  reflect,  in all
         -------------------
material  respects,  its transactions and accounting  controls exist  sufficient to provide  reasonable  assurances that such transactions are, in all material respects,  (i) executed in accordance with its management's  general or specific  authorization,  and (ii)  recorded as necessary to permit the  preparation  of  financial  statements  in conformity  with generally  accepted  accounting  procedures.  Such records,  to the extent they contain  important information  pertaining to Kaweah which are not easily and readily available elsewhere,  have been duplicated,  and such duplicates are stored safely and securely.

4.23     Regulatory Actions         .
         ---------------------------

4.23.1   Kaweah is in compliance in all material respects with all applicable  material federal,  state,  local and foreign statutes, laws, regulations,  ordinances,  rules, judgments, orders or decrees applicable thereto or to the employees  conducting such business,  including,  without  limitation,  the Equal Credit  Opportunity Act, the Fair
Housing Act, the Community  Reinvestment  Act, the Home Mortgage  Disclosure  Act, the Americans with  Disabilities
Act,  and all other  applicable  fair  lending  laws or other laws  relating  to  discrimination,  and to  Kaweah's knowledge,  Kaweah is not the  subject of a  referral  to either the  United  States  Department  of Justice or the
Department  of Housing  and Urban  Development  for  alleged  violations  of laws or  regulations  relating to fair lending or discrimination.

4.23.2   Each  material  violation,  criticism  or  exception  by  any  Governmental  Entity  with  respect  to any examinations  of Kaweah,  if any, has been responded to or is in the process of being  responded to, and Kaweah has not been advised by any Governmental Entity that its response is inadequate.

                  4.23.3  Kaweah is not a party to any cease and desist order,  written  agreement or memorandum of understanding  with, or a party to any commitment  letter of similar  undertaking to, or is subject to any order or directive  by,  or is a  recipient  of any  extraordinary  supervisory  letter  from,  or  has  adopted  any  board resolutions at the request of, any Governmental  Entity nor has it been advised by any Governmental  Entity that it is contemplating  issuing or requesting (or is considering the  appropriateness  of issuing or requesting) any such order, directive,  written agreement,  memorandum of understanding,  extraordinary  supervisory letter,  commitment letter, board resolutions or similar undertaking.

4.24     Offices and ATMs.  Kaweah has  furnished  to CBB a list (the  "Kaweah  Offices  List")  setting  forth the
         ----------------
headquarters  of Kaweah  (identified  as such) and each of the  offices  and  automated  teller  machines  ("ATMs")
maintained and operated by Kaweah (including,  without  limitation,  representative and loan production offices and operations  centers) and the location  thereof.  Except as set forth on the Kaweah  Offices  List,  Kaweah does not maintain  any other  office or ATM or conducts  business at any other  location,  and Kaweah has not applied for or received permission to open any additional branch or operate at any other location.

4.25     Operating  Losses.  Kaweah has furnished to CBB a list (the "Kaweah  Operating Losses List") setting forth
         -----------------
any Operating  Loss (as herein  defined)  which has occurred at Kaweah during the period after December 31, 2002 to the date of the  Agreement.  No action has been taken or omitted  to be taken by any  employee  of Kaweah  that has resulted in the  incurrence  by Kaweah of an Operating  Loss or that might  reasonably be expected to result in the incurrence of any  individual  Operating  Loss which,  net of any insurance  proceeds  payable in respect  thereof, would exceed $5,000 on an individual  basis or $20,000 when aggregated with all other Operating  Losses during such period.  For  purposes of this section  "Operating  Loss" means any loss  resulting  from cash  shortages,  lost or misposted  items,  disputed  clerical and accounting  errors,  forged  checks,  payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies,  defalcations,  check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation or claims.

4.26     Loan  Portfolio.  Kaweah has  furnished to CBB a list (the "Kaweah Loan List") that sets forth as of March
         ---------------
31, 2003, a description of, (a) by type and  classification,  if any, each loan,  lease,  other extension of credit or commitment to extend credit by Kaweah; (b) by type and classification,  all loans,  leases, other extensions and commitments  to extend credit of Kaweah that have been  classified by its bank  examiners or auditors  (external or internal)  as "Watch  List,"  "Substandard,"  "Doubtful,"  "Loss"  or any  comparable  classification;  and (c) all consumer  loans due to Kaweah as to which any  payment of  principal,  interest  or any other  amount is 90 days or more past due.

4.27     Investment  Securities.  Kaweah has  furnished to CBB a list (the  "Kaweah  Investment  Securities  List")
         ----------------------
setting forth a description of each  Investment  Security held by Kaweah on March 31, 2003.  The Kaweah  Investment
Securities  List sets forth,  with  respect to each such  Investment  Security:  (i) the issuer  thereof;  (ii) the outstanding balance or number of shares;  (iii) the maturity,  if applicable;  (iv) the title of issue; and (v) the classification under SFAS No. 115.  Kaweah does not have any Investment Security classified as trading.

4.28     Power of  Attorney.  Except as set forth on  Schedule  4.28,  Kaweah has not granted any Person a power of
         ------------------
attorney or similar authorization that is presently in effect or outstanding.

4.29     Facts  Affecting  Regulatory  Approvals.  To the best  knowledge  of  Kaweah,  there is no fact,  event or
         ---------------------------------------
condition  applicable to Kaweah which will, or reasonably  could be expected to, adversely affect the likelihood of securing the requisite  approvals or consents of any  Governmental  Entity to the Merger or any of the transactions contemplated by this Agreement.

4.30     Accounting  and Tax  Matters.  Kaweah has not through  the date hereof  taken or agreed to take any action
         ----------------------------
that would prevent CBB from qualifying the Merger as a  reorganization  within the meaning of Section 368 under the
Code.

4.31     Indemnification.  Other than pursuant to the provisions of its Articles of  Association or Bylaws,  Kaweah
         ---------------
is not a party to any indemnification agreement with any of its present officers,  directors,  employees, agents or other  persons who serve or served in any other  capacity  with any other  enterprise at the request of Kaweah or a predecessor  thereto (a "Covered Person"),  and to the best knowledge of Kaweah,  there are no claims for which any
Covered Person would be entitled to indemnification  by Kaweah if such provisions were deemed in effect,  except as set forth in a list furnished by Kaweah to CBB (the "Kaweah Indemnification List").

4.32     Community  Reinvestment  Act. Kaweah has received a rating of  "Satisfactory" in its most recent Community
         ----------------------------
Reinvestment  Act  examination.  Kaweah  has not  been  advised  of any  supervisory  concerns  regarding  Kaweah's compliance with the Community  Reinvestment  Act. To the best of its knowledge,  Kaweah's  compliance under the CRA should not constitute  grounds for either the denial by any  Governmental  Entity of any  application to consummate the  transactions  contemplated  by this  Agreement  or the  imposition  of  materially  burdensome  conditions  in connection with the approval of any such application.

4.33     Derivative  Transactions.  Except  as set  forth  in a list  furnished  by  Kaweah  to  CVB  (the  "Kaweah
         ------------------------
Derivatives  List"),  Kaweah is not a party to or has agreed to enter into an exchange  traded or  over-the-counter equity,  interest rate, foreign exchange or other swap, forward,  future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative  contract  (including  various  combinations thereof)  or owns  securities  that are  referred  to  generically  as  "structured  notes,"  "high  risk  mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

4.34     Trust  Administration.  Kaweah does not presently  exercise trust powers,  including,  but not limited to,
         ---------------------
trust  administration,  and neither it nor any predecessor has exercised such trust powers for a period of at least three (3) years prior to the date  hereof.  The term  "trusts" as used in this Section  4.33  includes  (i) any and all common law or other trusts  between an  individual,  corporation or other entities and Kaweah or a predecessor, as trustee or co-trustee,  including,  without  limitation,  pension or other  qualified or  nonqualified  employee benefit  plans,  compensation,  testamentary,  inter  vivos,  and  charitable  trust  indentures;  (ii) any and all decedents'  estates  where Kaweah or a  predecessor  is serving or has served as a  co-executor  or sole  executor, personal  representative  or  administrator,  administrator  de bonis  non,  administrator  de bonis  non with will annexed,  or in any similar  fiduciary  capacity;  (iii) any  and all  guardianships,  conservatorships  or similar positions  where  Kaweah  or a  predecessor  is  serving  or has  served as a  co-grantor  or a sole  grantor  or a conservator  or  co-conservator  of the estate,  or any similar  fiduciary  capacity;  and  (iv) any and all agency and/or  custodial  accounts  and/or  similar  arrangements,  including  plan  administrator  for  employee  benefit accounts,  under which Kaweah or a  predecessor  is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

4.35     Disclosure  Documents  and  Applications.  None of the  information  supplied  or to be  supplied by or on
         ----------------------------------------
behalf of Kaweah  ("Kaweah  Supplied  Information")  for inclusion in (a) the Proxy Statement or the Hearing Notice to be mailed to the  shareholders  of Kaweah in  connection  with  obtaining  the approval of the  shareholders  of
Kaweah of this  Agreement,  as required and (b) any  other  documents  to be filed with the SEC,  DOC, the FRB, the
FDIC,  the  DFI or any  other  Governmental  Entity  in  connection  with  the  transactions  contemplated  in this
Agreement,  will, at the  respective  times such  documents are filed or become  effective,  or with respect to the
Hearing Notice and Proxy Statement when mailed,  contain any untrue  statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements  therein,  in light of the circumstances under which they were made, not misleading.

4.36     Intellectual  Property.  Except  as  set  forth  in a  list  furnished  by  Kaweah  to  CBB  (the  "Kaweah
         ----------------------
Intellectual  Property List"),  Kaweah owns or possesses valid and binding licenses and other rights to use without payment all patents,  copyrights,  trade secrets,  trade names,  service marks and trademarks used in its business;
and Kaweah has not received any notice with  respect  thereto that asserts the rights of others.  Kaweah has in all material  respects  performed all the  obligations  required to be performed by them, and are not in default in any material  respect  under any  license,  contract,  agreement,  arrangement  or  commitment  relating  to any of the foregoing.

4.37     Insider Loans; Other Transactions.  Kaweah has previously  provided CBB with a listing,  current as of the
         ---------------------------------
date hereof,  of all extensions of credit made by Kaweah to each of its executive  officers and directors and their related  interests  (all as defined  under  Federal  Reserve Board  Regulation  O). Such list is true,  correct and complete in all material  respects.  All of such  extensions of credit have been made in compliance with Regulation
O, and Section 23B under the Federal  Reserve  Act.  Except as set forth in a list  furnished by Kaweah to CBB (the
"Interested  Transaction  List") neither Kaweah owed any amount to, or has any contract or lease with or commitment to, any of the  present  executive  officers  or  directors  of Kaweah  (other  than for  compensation  for current services not yet due and payable,  reimbursement  of expenses  arising in the ordinary course of business,  options or awards available under the Kaweah Stock Option Plan or any amounts due pursuant to Kaweah's Employee Plans).

4.38     Registration  Obligation.  Kaweah is not under any  obligation,  contingent or otherwise,  to register any
         ------------------------
of their respective securities under the Securities Act, the NBA or the rules and regulations of the OCC.

4.39     SBA  Lending.  Kaweah is a not  licensed  by the Small  Business  Administration  and does not  maintain a
         -------------
program for lending with the Small Business Administration, except as a participating lender.

4.40     Certain  Interests.  Kaweah has  furnished to CBB a list (the "Kaweah  Interests  List") that sets forth a
         ------------------
description  of each  instance  in which an officer or  director of Kaweah  (a) has  any  material  interest in any property,  real or personal,  tangible or intangible,  used by or in connection with the business of Kaweah; (b) is indebted to Kaweah  except for normal  business  expense  advances;  or (c) is a creditor  (other than as a deposit holder) of Kaweah  except for amounts due under normal  salary and related  benefits or  reimbursement  of ordinary business  expenses.  Except  as set  forth in the CBB  Interests  List,  all such  arrangements  are  arm's  length transactions pursuant to normal commercial terms and conditions and comply with all Rules.

4.41     Bank Secrecy Act.  Kaweah has not been advised of any supervisory  concerns  regarding its compliance with
         -----------------
the Bank  Secrecy  Act (31  U.S.C.ss.5322,  et seq.)  or  related  state or  federal  anti-money  laundering  laws, regulations and guidelines,  including,  without limitation those provisions of federal  regulations  requiring (a)
the filing of reports,  such as Currency  Transaction Reports and Suspicious Activity Reports,  (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

4.42     Accuracy and  Currentness of Information  Furnished.  The  representations  and warranties  made by Kaweah
         ---------------------------------------------------
hereby or in the lists or schedules  hereto contain no statements of fact which are untrue or  misleading,  or omit to state any material fact which is necessary under the  circumstances  to prevent the statements  contained herein or in such lists or schedules from being  misleading.  Kaweah hereby  covenants  that it shall,  not later than the
15th day of each calendar  month between the date hereof and the Closing  Date,  amend or supplement  the schedules prepared  and  delivered  pursuant to this  Article 4 to ensure that the  information  set forth in such  schedules accurately  reflects the then-current  status of Kaweah.  Kaweah shall further amend or supplement the schedules as of the Closing Date if necessary to reflect any additional changes in the status of Kaweah.

4.43     Effective Date of  Representations  and Warranties.  Each  representation and warranty of Kaweah set forth
         --------------------------------------------------
in this  Agreement  shall be deemed to be made on and as of the date  hereof  and as of the  Effective  Time of the
Merger.

ARTICLE 5.

                                       REPRESENTATIONS AND WARRANTIES OF CVB
                                       -------------------------------------

                           CVB and CBB  represent  and  warrant  to Kaweah as follows  (provided  that CBB does not make any representations and warranties as to CVB):

5.1      Incorporation,  Standing  and  Power.  CVB has  been  duly  organized,  is  validly  existing  and in good
         ------------------------------------
standing as a  corporation  under the laws of the State of California  and is registered as a bank holding  company under  the BHC Act.  CBB is a  California  state  chartered  bank  duly  organized,  validly  existing  and in good standing  under the laws of the State of  California  and is  authorized  by the DFI to  conduct a general  banking business.  CBB's  deposits are insured by the FDIC in the manner and to the fullest  extent  provided by law.  Each of CVB and CBB has all  requisite  corporate  power and  authority  to own,  lease  and  operate  their  respective properties  and assets and to carry on their  businesses  as presently  conducted.  CVB and CBB are duly  qualified and in good  standing  as  foreign  corporations,  and are  authorized  to do  business,  in all  states  or  other jurisdictions  in which such  qualification  or  authorization  is  necessary,  except  where the  failure to be so qualified  or  authorized  would not,  individually  or in the  aggregate,  have a material  adverse  effect on the business,  financial  condition,  results of  operations  or prospects  of CVB on a  consolidated  basis.  True and correct  copies of the Articles of  Incorporation  and Bylaws of CVB have been  delivered to Kaweah.  Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

5.2      Capitalization.  As of the  date of this  Agreement,  the  authorized  capital  stock of CVB  consists  of
         --------------
78,125,000  shares of common stock, no par value, of which 43,728,328  shares are outstanding and 20,000,000 shares of preferred  stock, no par value, of which no shares are outstanding.  All of the outstanding  shares of CVB Stock are  duly  authorized,  validly  issued,  fully  paid and  nonassessable.  As of the  date of this  Agreement,  the authorized  capital stock of CBB consists of 1,500,000  shares of common stock,  no par value, of which 885,227 are outstanding.  All of the  outstanding  shares of CBB Stock are duly  authorized,  validly  issued,  fully  paid and nonassessable.

5.3      Financial  Statements.  CVB has  previously  furnished  to Kaweah a copy of the  Financial  Statements  of
         ---------------------
CVB. The Financial  Statements of CVB:  (a) present  fairly the consolidated  financial  condition of CVB as of the respective  dates  indicated  and  its  consolidated  results  of  operations  and  statements  of cash  flows,  as applicable,  for the respective  periods then ended,  subject,  in the case of the unaudited  consolidated  interim financial  statements,  to normal  recurring  adjustments;  (b) have  been prepared in  accordance  with  generally accepted  accounting  principles accepted in the United States of America and/or applicable  regulatory  accounting principles or banking regulations  consistently applied (except as otherwise indicated therein);  (c) set forth, in the opinion of CVB's  management,  as of the respective dates indicated  adequate  reserves for loan losses and (d)
are based upon the books and records of CVB and its subsidiaries.

5.4      Reports and Filings.  Except as set forth in a list (the "CVB Filings  List"),  since January 1, 2000, CVB
         -------------------
and CBB have filed all reports,  returns,  registrations  and statements  (such reports and filings  referred to as
"CVB Filings"),  together with any amendments  required to be made with respect  thereto,  that were required to be filed with (a) the SEC,  (b) the FRB, (c) the FDIC and (d) any  other  applicable  Governmental  Entity,  including taxing  authorities,  except where the failure to file such reports,  returns,  registrations or statements has not had and is not  reasonably  expected  to have a  material  adverse  effect on the  business,  financial  condition, results of operations or prospects of CVB on a consolidated  basis.  No  administrative  actions have been taken or orders  issued  in  connection  with such CVB  Filings.  As of their  respective  dates,  each of such CVB  Filings
(y) complied  in all material  respects with all laws and regulations  enforced or promulgated by the  Governmental
Entity with which it was filed (or was amended so as to be in such compliance  promptly following  discovery of any such  noncompliance);  and (z) did not contain any untrue  statement of a material fact or omit to state a material fact  required to be stated  therein or necessary to make the  statements  therein,  in light of the  circumstances under which they were made,  not  misleading.  Any  financial  statement  contained in any of such CVB Filings that was intended to present the  financial  position of CVB on a  consolidated  basis fairly  presented  the  financial position  of CVB on a  consolidated  basis and was  prepared  in  accordance  with  generally  accepted  accounting principles accepted in the United States of America or banking regulations  consistently applied,  except as stated
therein,  during the periods  involved and except (other than for those financial  statements  filed with the SEC), where any  misstatement  or omission would not make the statements  therein,  in light of the  circumstances  under which they were made, misleading.

5.5      Authority.  The  execution  and delivery by CVB and CBB of this  Agreement  and by CBB of the Agreement of
         ---------
Merger and the  consummation  of the  transactions  contemplated  hereby  and  thereby  have been duly and  validly authorized by all necessary  corporate  action on the part of CVB and CBB, as  appropriate.  This Agreement is, and the Agreement of Merger will be, upon due  execution  and delivery by the  respective  parties  thereto,  valid and binding  obligations of CVB and CBB, as the case may be,  enforceable in accordance  with their  respective  terms, except as the  enforceability  thereof may be limited by bankruptcy,  liquidation,  receivership,  conservatorship, insolvency,  moratorium or other similar laws affecting the rights of creditors  generally and by general equitable principles.  Except as set forth in a list  furnished by CBB to Kaweah (the "CBB  Conflicts  and  Consents  List"),
neither the  execution  and  delivery  by CVB and CBB of this  Agreement  by CBB of the  Agreement  of Merger,  the consummation  of the  transactions  contemplated  herein,  nor  compliance by CVB or CBB with any of the provisions hereof or thereof,  will:  (a) conflict  with or result in a breach of any provision of their  respective  Articles of Incorporation,  as amended,  or Bylaws,  as amended;  (b) constitute a breach of or result in a default (or give rise to any rights of  termination,  cancellation  or  acceleration,  or any right to  acquire  any  securities  or assets)  under any of the terms,  conditions  or  provisions of any note,  bond,  mortgage,  indenture,  franchise, license,  permit,  agreement or other instrument or obligation to which CVB or any subsidiary of CVB is a party, or by which CVB or any subsidiary of CVB or any of their respective  properties or assets is bound;  (c) result in the creation or imposition of any  Encumbrance  on any of the  properties or assets of CVB or CBB; or  (d) violate  any order, writ,  injunction,  decree,  statute, rule or regulation applicable to CVB or CBB or any of their respective properties or assets.  Except as set forth in the "CBB  Conflicts and Consents  List," no consent of,  approval of, notice to or filing with any Governmental  Entity having  jurisdiction over any aspect of the business or assets of
CVB or CBB,  and no consent of,  approval of or notice to any other  Person,  is  required in  connection  with the execution  and  delivery  by  CVB or CBB  of  this  Agreement  or  the  consummation  by CBB of the  Merger  or the transactions  contemplated  hereby or thereby,  except (i) such  approvals as may be required by the FRB, FDIC, OCC and the DFI;  (ii) the approval of the  fairness of the terms of the Merger by the  Corporations  Commissioner  (or the  effectiveness  of the Registration  Statement on Form S-4, as the case may be);  (iii) filing of the Agreement of Merger with the Secretary of State of the State of California and the Commissioner;  and (iv) such  approvals as may be required to approve for inclusion on Nasdaq of the CVB Stock to be issued in the Merger.

5.6      Brokers and Finders.  CVB is not a party to or  obligated  under any  agreement  with any broker or finder
         -------------------
relating  to  the  transactions  contemplated  hereby,  and  neither  the  execution  of  this  Agreement  nor  the consummation of the transactions provided for herein will result in any liability to any broker or finder.

5.7      Certain  Material  Changes.  Except as specifically  required,  permitted or effected by this Agreement or
         --------------------------
as disclosed  in any CVB  Filings,  since  December  31,  2002,  there has not been,  occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

5.7.1    Any change in any of the assets,  liabilities,  permits,  methods of accounting  or accounting  practices, business,  or manner or conducting business,  of CVB or its subsidiaries or any other event or development that has had or may  reasonably be expected to have  individually  or in the  aggregate,  a material  adverse  effect on the business, financial condition, results of operations or prospects of CVB on a consolidated basis;

5.7.2    Any damage,  destruction or other casualty loss (whether or not covered by insurance)  that has had or may reasonably  be  expected  to have a  material  adverse  effect on the  business,  financial  condition,  results of operations or prospects of CVB on a consolidated basis;

5.7.3    Any amendment,  modification or termination of any existing,  or entry into any new,  material contract or permit that has had or may  reasonably be expected to have a material  adverse  effect on the  business,  financial condition, results of operations or prospects of CVB on a consolidated basis; or

5.7.4    Any  disposition  by CVB or CBB of an asset the lack of which has had or may  reasonably  be  expected  to have a material adverse effect on the business,  financial condition,  results of operations or prospects of CVB on a consolidated basis.

5.8      Licenses and  Permits.  CVB and CBB have all material  licenses  and permits  that are  necessary  for the
         ---------------------
conduct of their respective  businesses,  and such licenses are in full force and effect, except for any failure to be in full force and effect that would not,  individually  or in the aggregate,  have a material  adverse effect on the  business,  financial  condition,  results of  operations  or prospects  of CVB on a  consolidated  basis.  The respective  properties,  assets,  operations  and  businesses  of CVB  and CBB are and  have  been  maintained  and conducted, in all material respects, in compliance with all applicable licenses and permits.

5.9      Facts Affecting  Regulatory  Approvals.  To the best knowledge of CVB and CBB, there is no fact,  event or
         --------------------------------------
condition  applicable  to CVB and CBB which  will,  or  reasonably  could be  expected  to,  adversely  affect  the likelihood of securing the requisite  approvals or consents of any Governmental  Entity to the Merger or any of the
transactions contemplated by this Agreement.

5.10     Disclosure  Documents  and  Applications.  None of the  information  supplied  or to be  supplied by or on
         ----------------------------------------
behalf of CVB or any of its subsidiaries  ("CVB Supplied  Information") for inclusion in the Proxy Statement or the
Hearing  Notice to be mailed to the  shareholders  of Kaweah in  connection  with  obtaining  the  approval  of the shareholders of Kaweah, the Merger and the other transactions  contemplated  hereby, and (b) any other documents to be filed with the SEC, the DOC, the FRB, the FDIC,  the DFI or any other  Governmental  Entity in  connection  with the transactions  contemplated in this Agreement,  will, at the respective times such documents are filed or become effective,  or with respect to the Proxy  Statement when mailed,  contain any untrue  statement of a material fact, or omit to state any material  fact  required to be stated  therein or  necessary  in order to make the  statements therein, in light of the circumstances under which they were made, not misleading.

5.11     Nasdaq  Listing.  As of the date  hereof,  CVB Stock is  quoted on the  Nasdaq  National  Market.  CVB has
         ---------------
taken no action to delist CVB Stock and, to the best of CVB's  knowledge,  there are no existing orders nor pending investigations by a Governmental Entity or any stock exchange which might lead to the delisting of CVB Stock.

5.12     Corporate  Records.  The minute books of CVB and CBB accurately  reflect all material actions taken by the
         ------------------
respective shareholders, board of directors and committees of CVB and CBB.

5.13     Community  Reinvestment  Act. CBB has  received a rating of  "Satisfactory"  in its most recent  Community
         ----------------------------
Reinvestment  Act  examination.  CBB has not been advised of any supervisory  concerns  regarding CBB's  compliance with the  Community  Reinvestment  Act. To the best of its  knowledge,  CBB's  compliance  under the CRA should not constitute  grounds  for  either  the  denial by any  Governmental  Entity of any  application  to  consummate  the transactions  contemplated  by this Agreement or the imposition of materially  burdensome  conditions in connection with the approval of any such application.

5.14     Accounting  Records.  CVB maintains  accounting records which fairly and validly reflect,  in all material
         -------------------
respects,  its transactions and accounting  controls exist  sufficient to provide  reasonable  assurances that such transactions are, in all material  respects,  (i) executed in accordance with its management's  general or specific authorization,  and (ii)  recorded as necessary to permit the  preparation  of financial  statements  in conformity with generally  accepted  accounting  procedures.  Such records,  to the extent they contain important  information pertaining to CVB which are not easily and readily available elsewhere,  have been duplicated,  and such duplicates are stored safely and securely.

5.15     Compliance  with Laws and  Regulations.  CBB is not in default  under or in breach or violation of (i) any
         --------------------------------------
provision of its Articles of Incorporation,  as amended,  or Bylaws, as amended,  or (ii) law,  ordinance,  rule or regulation  promulgated by any Governmental  Entity,  except,  with respect to this clause (ii), for such defaults, breaches or  violations as would not have,  individually  or in the  aggregate,  a material  adverse  effect on the business, financial condition, results of operations or prospects of CBB.

5.16      Performance of Obligations.  CBB has performed in all material  respects all of the obligations  required
         ---------------------------
to be  performed by it to date and is not in default  under or in breach of any term or provision of any  covenant, contract,  lease,  indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that,  with the giving of notice or the passage of time or both,  would  constitute such default or breach,  where such default or breach would have,  individually or in the aggregate,  a material  adverse effect on the  business,  financial  condition,  results of  operations  or prospects of CBB.  Except for loans and leases made by CBB in the ordinary course of business,  to CBB's knowledge,  no party is in breach of a material agreement with CBB which breach has had or reasonably  should be expected to have a material  adverse effect on the business, financial condition, results of operations or prospects of CBB.

5.17     Accounting  and Tax  Matters.  CVB and CBB have not through  the date  hereof  taken or agreed to take any
         ----------------------------
action that would prevent CVB from qualifying the Merger as a  reorganization  within the meaning of Section 368 of the Code.
         -

5.18     Bank Secrecy Act. CBB has not been advised of any  supervisory  concerns  regarding  its  compliance  with
         ----------------
the Bank  Secrecy  Act (31  U.S.C.ss.5322,  et seq.)  or  related  state or  federal  anti-money  laundering  laws, regulations  and  guidelines,  including  (a) the filing of  reports,  such as  Currency  Transaction  Reports  and
Suspicious  Activity  Reports,  (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

5.19      Regulatory Actions        .
          --------------------------

5.19.1   CBB is in compliance in all material  respects with all  applicable  material  federal,  state,  local and foreign statutes, laws, regulations,  ordinances,  rules, judgments, orders or decrees applicable thereto or to the employees  conducting such business,  including,  without  limitation,  the Equal Credit  Opportunity Act, the Fair
Housing Act, the Community  Reinvestment  Act, the Home Mortgage  Dicslosure  Act, the Americans with  Disabilities
Act, and all other applicable fair lending laws or other laws relating to  discrimination,  and to CBB's knowledge,
CBB is not the  subject  of a referral  to either the United  States  Department  of Justice or the  Department  of
Housing  and  Urban  Development  for  alleged  violations  of laws or  regulations  relating  to fair  lending  or discrimination.

5.19.2   Each  material  violation,  criticism  or  exception  by  any  Governmental  Entity  with  respect  to any examinations  of CBB, if any,  has been  responded to or is in the process of being  responded  to, and CBB has not been advised by any Governmental Entity that its response is inadequate.

5.19.3   CBB is not a party to any cease and desist order,  written agreement or memorandum of understanding  with, or a party to any commitment  letter of similar  undertaking  to, or is subject to any order or directive by, or is a recipient of any extraordinary  supervisory  letter from, or has adopted any board resolutions at the request of, any  Governmental  Entity nor has it been advised by any Governmental  Entity that it is  contemplating  issuing or requesting (or is considering  the  appropriateness  of issuing or requesting) any such order,  directive,  written agreement,  memorandum of understanding,  extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

5.20      Accuracy and Currentness of Information  Furnished.  The  representations  and warranties made by CVB and
         ---------------------------------------------------
CBB hereby or in the lists or schedules  hereto  contain no statements of fact which are untrue or  misleading,  or omit to state any material fact which is necessary  under the  circumstances  to prevent the  statements  contained herein or in such  lists or  schedules  from being  misleading.  CVB and CBB hereby  covenants  that it shall,  not later than the 15th day of each calendar  month  between the date hereof and the Closing Date,  amend or supplement the schedules  prepared and delivered  pursuant to this Article 5 to ensure that the  information set forth in such schedules  accurately  reflects  the  then-current  status  of CVB and  CBB.  CVB and CBB  shall  further  amend or supplement  the  schedules as of the Closing Date if necessary to reflect any  additional  changes in the status of
Kaweah.

5.21     Effective Date of  Representations  and Warranties.  Each  representation  and warranty of CVB and CBB set
         --------------------------------------------------
forth in this  Agreement  shall be deemed to be made on and as of the date hereof and as of the  Effective  Time of the Merger.

                                                    ARTICLE 6.

                             COVENANTS OF KAWEAH PENDING EFFECTIVE TIME OF THE MERGER
                             --------------------------------------------------------

6.1               Limitation  on Conduct  Prior to  Effective  Time of the Merger.  Between the date hereof and the
                  ---------------------------------------------------------------
Effective  Time of the Merger,  except as  contemplated  by this Agreement and subject to  requirements  of law and regulation,  Kaweah agrees to conduct its business in the ordinary course in  substantially  the manner  heretofore conducted and in accordance with sound banking  practices,  and Kaweah shall not, without the prior written consent of CBB,  which  consent shall not be  unreasonably  withheld,  and which consent shall be deemed  granted if within five (5)  Business  Days of request for prior  written  consent,  written  notice of  objection  is not received by
Kaweah:

6.1.1    issue,  sell or grant any Kaweah Stock (except  pursuant to the exercise of Kaweah Options  outstanding as of the date hereof),  any other securities  (including long-term debt) of Kaweah, or any rights, stock appreciation rights,  options or securities to acquire any Kaweah Stock, or any other securities  (including  long-term debt) of
Kaweah;

6.1.2    declare,  set  aside  or pay any  dividend  or make any  other  distribution  upon or  split,  combine  or reclassify any shares of capital stock or other securities of Kaweah;

6.1.3    purchase,  redeem or  otherwise  acquire any capital  stock or other  securities  of Kaweah or any rights, options, or securities to acquire any capital stock or other securities of Kaweah;

6.1.4    except as may be  required  to  effect  the  transactions  contemplated  herein,  amend  its  Articles  of
Association or Bylaws;

6.1.5    grant any general or uniform  increase in the rate of pay of  employees  or employee  benefits,  except in the ordinary course of business consistent with past practice;

6.1.6    grant any increase in salary,  incentive  compensation or employee benefits or pay any bonus to any Person except in the ordinary course of business  consistent with past practice,  and pursuant to any written  contractual obligations as of the date hereof, or voluntarily accelerate the vesting of any employee benefits;

6.1.7    make any capital  expenditure or commitments  with respect  thereto in excess of $20,000 in the aggregate, except for ordinary repairs, renewals and replacements;

6.1.8    compromise  or otherwise  settle or adjust any  assertion  or claim of a deficiency  in taxes (or interest thereon or penalties in connection  therewith),  extend the statute of  limitations  with any tax authority or file any  pleading  in court in any tax  litigation  or any appeal  from an  asserted  deficiency,  or file or amend any federal, foreign, state or local tax return, or make any tax election;

6.1.9    grant,  renew or commit to grant or renew any  extension of credit if such  extension of credit,  together with all other credit then outstanding to the same Person and all Affiliated  Persons,  would exceed the greater of
$100,000 or Kaweah's  individual  branch manager's lending limit (consent shall be deemed granted if within two (2)
business days of written notice  delivered to CVB's Chief Lending  Officer,  notice of objection is not received by
Kaweah);

6.1.10   change  its tax or  accounting  policies  and  procedures  or any  method or period of  accounting  unless required by generally  accepted  accounting  principles  accepted in the United States of America or a Governmental
Entity;

6.1.11   grant or commit to grant any  extension  of credit or amend the terms of any such  credit  outstanding  on the date hereof to any executive  officer,  director or holder of 10% or more of the  outstanding  Kaweah Stock, or any Affiliate of such Person,  if such credit would exceed $100,000  (consent shall be deemed granted if within one business day of written  notice  delivered to CVB's Chief Lending  Officer,  notice of objection is not received by
Kaweah);

6.1.12   close any offices at which business is conducted or open any new offices;

6.1.13   adopt or enter into any new employment  agreement or other  employee  benefit plan or arrangement or amend or modify any  employment  agreement  or  employee  benefit  plan or  arrangement  of any such type except for such amendments as are required by law;

6.1.14   initiate,  solicit or encourage  (including by way of furnishing  information or assistance),  or take any other  action  intended to  facilitate,  any  inquiries  or the making of any proposal  which  constitutes,  or may reasonably be expected to lead to, any Competing  Transaction  (as such term is defined  below),  or negotiate with any person in  furtherance  of such  inquiries  or to obtain a  Competing  Transaction,  or agree to or endorse any
Competing  Transaction,  or authorize or permit any of Kaweah's officers,  directors or employees or any investment banker,  financial advisor,  attorney,  accountant or any other representative retained by either of them or any of its  Affiliates  to take any such action,  and Kaweah shall  promptly  notify CBB (orally and in writing) of all of the  relevant  details  relating  to all  inquiries  and  proposals  which it may  receive  relating to any of such matters.  For  purposes  of this  Agreement,  "Competing  Transaction"  shall mean any of the  following  involving
Kaweah:  any merger,  consolidation,  share  exchange  or other  business  combination;  a sale,  lease,  exchange, mortgage,  pledge,  transfer or other disposition of assets of Kaweah  representing 10% or more of the consolidated assets of Kaweah;  a sale of shares of capital stock (or securities  convertible or exchangeable  into or otherwise evidencing,  or any agreement or instrument  evidencing,  the right to acquire capital stock),  representing 10% or more of the voting power of Kaweah;  a tender offer or exchange  offer for at least 10% of the  outstanding  shares or Kaweah;  a  solicitation  of proxies in  opposition  to approval of the Merger by  Kaweah's  shareholders;  or a public  announcement of an unsolicited  bona fide proposal,  plan, or intention to do any of the foregoing.  Kaweah will immediately  cease and cause to be terminated any existing  activities,  discussions or negotiations  with any party (other than CBB) conducted  heretofore with respect to the foregoing.  Kaweah agrees that it shall notify CBB immediately if any such  inquiries,  proposals or offers are received by, any such  information is requested  from, or any such  negotiations  or discussions  are sought to be initiated or continued with Kaweah.  Kaweah also agrees that is shall promptly request each other person,  other than CBB, that has heretofore  executed a  confidentiality agreement  in  connection  with its  consideration  of acquiring  Kaweah,  to return all  confidential  information heretofore  furnished  to such person by or on behalf of Kaweah and enforce  any such  confidentiality  agreements.
Notwithstanding  any other  provision in this Section 6.1.14 or elsewhere in this  Agreement,  nothing herein shall prevent Kaweah from (i) engaging in any  discussions or  negotiations  with, or providing any  information  to, any
Person in response to an  unsolicited  bona fide written  proposal  concerning a Competing  Transaction by any such
Person or (ii)  recommending such an unsolicited bona fide written proposal  concerning a Competing  Transaction to the holders of Kaweah  Stock if, and only if,  prior to  participating  in any of the  foregoing,  (A) the Board of
Directors of Kaweah  concludes in good faith that the  Competing  Transaction,  if  consummated,  would result in a transaction  more  favorable to the holders of Kaweah Stock than the  transaction  contemplated  by this  Agreement
(any such  more  favorable  transaction  being  referred  to herein  as a  "Superior  Proposal");  (B) the Board of
Directors of Kaweah  determine in good faith based upon the advice of outside  counsel  that  participating  in any such action is necessary to act in a manner not  inconsistent  with their  fiduciary  duties under  applicable law;
and (C) at least  twenty-four  hours prior to  providing  any  information  or data to any Person or entering  into discussions  or  negotiations  with any Person,  the Board of Directors of Kaweah  notifies CBB of such  inquiries, proposals or offers  received by, any such  information  requested  from, or any such  discussions or  negotiations sought to be initiated or continued with Kaweah.

6.1.15   make any material  change in any basic  policies and practices  with respect to liquidity  management  and cash flow  planning,  marketing,  deposit  origination,  lending,  budgeting,  profit and tax  planning,  personnel practices or any other material aspect of Kaweah's or Kaweah's  business or operations,  except such changes as may be required in the opinion of Kaweah's or Kaweah's  management  to respond to economic or market  conditions  or as may be required by any Governmental Entity;

6.1.16   grant any Person a power of attorney or similar authority;

6.1.17   make any investment by purchase of stock or securities (including an Investment  Security),  contributions to capital,  property  transfers or otherwise in any other Person,  except for federal funds or  obligations of the
United States  Treasury or an agency of the United States  Government  the  obligations of which are entitled to or implied to have the full faith and credit of the United States  government and which have an original  maturity not in excess of one year, or bank qualified  investment  grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

6.1.18   amend or modify any  Scheduled  Contract or enter into any agreement or contract that would be a Scheduled
Contract under Section 4.16;

6.1.19   sell,  transfer,  mortgage,  encumber  or  otherwise  dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices,  for ordinary  repairs,  renewals and replacements consistent with past practice, or as contemplated by this Agreement;

6.1.20   take any action which would or is reasonably  likely to  (i) adversely  affect the ability of CVB, CBB, or
Kaweah to obtain any necessary  approval of any  Governmental  Entity  required for the  transactions  contemplated hereby;  (ii) adversely  affect Kaweah's ability to perform its covenants and agreements  under this Agreement;  or
(iii) result  in any of the conditions to the performance of CVB's,  CBB's or Kaweah's  obligations  hereunder,  as set forth in Articles 9 or 10 herein not being satisfied;

6.1.21   make any special or  extraordinary  payments to any Person in an aggregate  amount to that Person which is excess of $20,000;

6.1.22   reclassify any Investment Security from hold-to-maturity or available for sale to trading;

6.1.23   sell any security other than in the ordinary course of business, or engage in gains trading;

6.1.24   take title to any real property without  conducting prior thereto an  environmental  investigation,  which investigation shall disclose the absence of any suspected environmental contamination;

6.1.25   knowingly  take  or  cause  to be  taken  any  action  which  would  disqualify  either  the  Merger  as a
"reorganization" within the meaning of Section 368 of the Code;

6.1.26   settle any claim,  action or  proceeding  involving any material  liability for monetary  damages or enter into any settlement agreement containing material obligations;

6.1.27   make,  acquire a participation  in, or reacquire an interest in a participation  sold of, any loan that is not in compliance with its normal credit underwriting  standards,  policies and procedures as in effect on December
31, 2002;  or renew,  extend the  maturity of, or alter any of the material  terms of any such loan for a period of greater than six months;

6.1.28   incur any  indebtedness for borrowed money or assume,  guaranty,  endorse or otherwise as an accommodation become  responsible  for  the  obligations  of  any  other  person,  except  for  (i) in  connection  with  banking transactions  with banking  customers in the ordinary  course of business,  or  (ii) short-term  borrowings made at prevailing market rates and terms; or

6.1.29   agree or make any commitment to take any actions prohibited by this Section 6.1.

6.2      Affirmative  Conduct  Prior to  Effective  Time of the Merger.  Between the date hereof and the  Effective
         -------------------------------------------------------------
Time of the Merger, Kaweah shall:

6.2.1    use its  commercially  reasonable  efforts  consistent with this Agreement to maintain and preserve intact its present  business  organization  and to maintain  and  preserve its  relationships  and  goodwill  with account holders, borrowers, employees and others having business relationships with Kaweah;

6.2.2    use its  commercially  reasonable  efforts to keep in full force and effect all of the  existing  material permits and licenses of Kaweah;

6.2.3    use its  commercially  reasonable  efforts to  maintain  insurance  coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

6.2.4    perform its material contractual obligations and not become in material default on any such obligations;

6.2.5    duly observe and conform in all material respects to all lawful requirements applicable to its business;

6.2.6    maintain its assets and properties in good condition and repair, normal wear and tear excepted;

6.2.7    promptly upon learning of such  information,  advise CVB in writing of any event or any other  transaction within its knowledge  whereby any Person or Related Group of Persons  acquires,  directly or indirectly,  record or beneficial  ownership or control (as defined in Rule 13d-3  promulgated by the SEC under the Exchange Act) of 5% or more of the  outstanding  Kaweah Stock prior to the record date fixed for the Kaweah  Shareholders'  Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

6.2.8    promptly notify CBB regarding  receipt from any tax authority of any  notification of the  commencement of an audit,  any  request to extend the statute of  limitations,  any  statutory  notice of  deficiency,  any revenue agent's report, any notice of proposed assessment,  or any other similar  notification of potential  adjustments to the tax liabilities of Kaweah,  or any actual or threatened  collection  enforcement  activity by any tax authority with respect to tax liabilities of  Kaweah;

6.2.9    make  available to CBB monthly  unaudited  balance  sheets and income  statements of Kaweah within 25 days after the close of each calendar month;

6.2.10   not later than the 30th day of each  calendar  month,  amend or supplement  the Kaweah Lists  prepared and delivered  pursuant to Article 4 to ensure that the information set forth in the Kaweah Lists  accurately  reflects the  then-current  status of Kaweah and Kaweah.  Kaweah shall further  amend or  supplement  the Kaweah Lists as of the  Closing  Date if  necessary  to reflect  any  additional  information  that needs to be included in the Kaweah
Lists;

6.2.11   use its commercially  reasonable  efforts to obtain any third-party  consent with respect to any contract, agreement,  lease,  license,  arrangement,  permit or release that is material to the business of Kaweah or that is contemplated in this Agreement as required in connection with the Merger;

6.2.12   maintain an allowance for loan and lease losses  consistent  with Kaweah's past practices and  methodology as in effect on the date of the execution of this Agreement;

6.2.13   furnish to Manatt,  Phelps & Phillips,  LLP promptly upon its written request written  representations and certificates  as deemed  reasonably  necessary or appropriate for purposes of enabling  Manatt,  Phelps & Phillips,
LLP to render the tax opinions referred to in Section 9.7 hereof.

6.3      Access to Information.
         ---------------------

6.3.1    Kaweah will  afford,  upon  reasonable  request,  to CBB and its  representatives,  counsel,  accountants, agents  and  employees  reasonable  access  during  normal  business  hours to all of their  business,  operations, properties,  books,  files  and  records  and  will  do  everything  reasonably  necessary  to  enable  CBB and its representatives,  counsel,  accountants,  agents and  employees  to make a complete  examination  of the  financial statements,  business,  assets and  properties  of Kaweah and Kaweah and the  condition  thereof and to update such examination at such intervals as CBB shall deem  appropriate.  Such  examination  shall be conducted in cooperation with the  officers of Kaweah and in such a manner as to minimize  any  disruption  of, or  interference  with,  the normal  business  operations  of Kaweah.  Upon the request of CBB,  Kaweah will  request VTD to provide  reasonable access to  representatives  of Deloitte & Touche  working on behalf of CBB to auditors' work papers with respect to the business and  properties  of Kaweah and Kaweah,  including  tax accrual work papers  prepared for Kaweah during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client  privilege,  or that are attorneys'  work product,  and (b) books,  records and documents that Kaweah is legally  obligated to keep confidential.  No examination or review  conducted under this section shall  constitute a waiver or  relinquishment on the part of CBB of the  right to rely  upon the  representations  and  warranties  made by  Kaweah  herein.  CBB covenants  and agrees  that it, its  subsidiaries,  and their  respective  representatives,  counsel,  accountants, agents and employees will hold in strict  confidence all documents and  information  concerning  Kaweah so obtained from any of them  (except  to the  extent  that such  documents  or  information  are a matter of public  record or require  disclosure in the Proxy  Statement and  Prospectus or any of the public  information  of any  applications required to be filed with any  Governmental  Entity to obtain the  approvals  and  consents  required to effect the transactions  contemplated  hereby),  and if  the  transactions  contemplated  herein  are  not  consummated,  such confidence shall be maintained and all such documents shall be returned to Kaweah.

6.3.2    A  representative  of CBB,  selected by CBB in its sole  discretion,  shall be authorized and permitted to review each loan,  lease,  or other credit funded or renewed by Kaweah after the date hereof,  and all  information associated  with such loan,  lease or other credit within three (3) Business Days of such funding or renewal,  such review to take place, if possible, on Kaweah's premises.

6.3.3    A representative  of CBB,  selected by CBB in its sole discretion,  shall be permitted by Kaweah to attend all  regular  and special  Board of  Directors'  and  committee  meetings of Kaweah from the date hereof  until the
Effective  Time of the  Merger;  provided,  however,  that  the  attendance  of such  representative  shall  not be permitted at any meeting,  or portion  thereof,  for the purpose of discussing  the  transactions  contemplated  or affected by this  Agreement or the  obligations  of Kaweah  under this  Agreement  or any other  litigation  matter protected by the attorney-client privilege.

6.4      Review by  Accountants.  Promptly upon request of CVB,  Kaweah will request VTD to permit  representatives
         ----------------------
of Deloitte & Touche  working on behalf of CVB to review and examine the work papers of VTD  relating to Kaweah and the  Financial  Statements  of Kaweah and to review  and  examine  the work  papers of VTD  relating  to any future completed audits or completed reviews of Kaweah.

6.5      Filings.  Kaweah  agrees  that  through  the  Effective  Time of the  Merger,  each of  Kaweah's  reports,
         -------
registrations,  statements  and other filings  required to be filed with any  applicable  Governmental  Entity will comply in all material  respects with all the applicable  statutes,  rules and regulations  enforced or promulgated by the  Governmental  Entity  with which it will be filed and none will  contain any untrue  statement  of material fact or omit to state a material fact required to be stated  therein or necessary to make the  statements  therein, in light of the  circumstances  under which they were made, not misleading.  Any financial  statement  contained in any such report,  registration,  statement or other  filing that is intended to present the  financial  position of the entity to which it relates will fairly  present the  financial  position of such entity and will be prepared in accordance with generally  accepted  accounting  principles  accepted in the United States of America or applicable banking  regulations  consistently  applied during the periods involved,  except where any misstatement or omission
(other than for financial  statements  filed with the SEC) would not make the statements  therein,  in light of the circumstances under which they were made, misleading.

6.6      Notices;  Reports.  Kaweah will promptly  notify CBB of any event of which Kaweah obtains  knowledge which
         -----------------
has had or may  reasonably be expected to have a material  adverse effect on the financial  condition,  operations, business or prospects  of Kaweah,  or in the event that Kaweah  determines  that it is unable to fulfill any of the conditions to the performance of CBB's obligations  hereunder,  as set forth in Articles 9 or 11 herein, and Kaweah will  furnish  CBB (i) as soon as  available,  and in any  event  within  one  Business  Day  after it is mailed or delivered  to the  Board of  Directors  of  Kaweah  or  Kaweah or  committees  thereof,  any  report by Kaweah  for submission  to the Board of Directors of Kaweah or  committees  thereof,  provided,  however,  that Kaweah need not furnish to CBB  communications  of Kaweah's legal counsel  regarding  Kaweah's  rights and  obligations  under this
Agreement or the transactions  contemplated  hereby,  or books,  records and documents  covered by  confidentiality agreements or the attorney-client  privilege, or which are attorneys' work product, (ii) as soon as available,  all proxy statements,  information  statements,  financial  statements,  reports,  letters and  communications  sent by
Kaweah to its  shareholders  or other security  holders,  and all reports filed by Kaweah with the FRB, the FDIC or the OCC, and (iii) such other existing reports as CBB may reasonably request relating to Kaweah.

6.7      Kaweah  Shareholders'  Meeting.  Promptly after the execution of this  Agreement,  Kaweah will take action
         ------------------------------
necessary in accordance  with  applicable  law and its Articles of  Association  and Bylaws to convene a meeting of its  shareholders  to consider  and vote upon this  Agreement  and the  transactions  contemplated  hereby so as to permit the consummation of the transactions  contemplated  hereby. The Board of Directors of Kaweah shall,  subject to its fiduciary duties,  recommend that its shareholders approve this Agreement and the transactions  contemplated hereby,  and the Board of Directors  of Kaweah  shall,  subject to its  fiduciary  duties,  use its best efforts to obtain the affirmative  vote of the holders of the largest possible  percentage of the outstanding  Kaweah Stock to approve this Agreement and the transactions contemplated hereby.

6.8      Certain  Loans and Other  Extensions  of  Credit.  Kaweah  will  promptly  inform CBB of the  amounts  and
         ------------------------------------------------
categories  of any loans,  leases or other  extensions of credit that have been  classified by any bank  regulatory authority  or by any unit of  Kaweah or Kaweah or by any  other  Person  as  "Criticized,"  "Specially  Mentioned,"
"Substandard,"  "Doubtful," "Loss" or any comparable  classification  ("Classified  Credits").  Kaweah will furnish
CBB,  as soon as  practicable,  and in any event  within 20 days after the end of each  calendar  month,  schedules including  the  following:  (a)  Classified  Credits  (including  with  respect to each  credit its  classification category  and the  originating  unit);  (b)  nonaccrual  credits  (including  the  originating  unit);  (c) accrual exception  credits that are  delinquent  90 or more days and have not been placed on nonaccrual  status  (including its originating  unit);  (d) credits  delinquent as to payment of principal or interest  (including its originating unit),  including an aging into current-to-29,  30-59,  60-89, and 90+ day categories;  (e) participating loans and leases,  stating,  with respect to each,  whether it is purchased or sold and the  originating  unit;  (f) loans or leases  (including  any  commitments)  by Kaweah to any  Kaweah  director,  officer  at or above  the  senior  vice president  level,  or  shareholder  holding 10% or more of the capital stock of Kaweah,  including  with respect to each such loan or lease the identity and, to the knowledge of Kaweah,  the relation of the borrower to Kaweah,  and the outstanding and undrawn amounts;  (g) letters of credit  (including the originating  unit); (h) loans or leases wholly or  partially  charged off during the previous  month  (including  with  respect to each loan or lease,  the originating  amount,  the write-off amount and its originating  unit); and (i) other real estate or assets acquired in satisfaction of debt.

6.9      Applications.  Subject to  Section 7.5,  Kaweah will  promptly  prepare or cause to be prepared  the Proxy
         ------------
Statement and any other  applications  necessary to consummate the transactions  contemplated  hereby,  and further agrees  to  provide  any  information  requested  by CBB for  the  preparation  of any  applications  necessary  to consummate the transactions  contemplated  hereby.  Kaweah shall afford CBB a reasonable  opportunity to review the portions of the Proxy Statement  pertaining to Kaweah and all such  applications and all amendments and supplements thereto before the filing thereof.  Kaweah  covenants and agrees that, with respect to the information  relating to
Kaweah,  the Proxy  Statement will comply in all material  respects with the provisions of applicable law, and will not  contain  any untrue  statement  of  material  fact or omit to state any  material  fact  required to be stated
therein or necessary to make the  statements  contained  therein,  in light of the  circumstances  under which they were  made,  not  misleading.  Kaweah  will use its  commercially  reasonable  efforts  to  obtain  all  regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

6.10     Affiliate  Agreements.  Concurrently  with the  execution of this  Agreement,  (a) Kaweah shall deliver to
         ---------------------
CVB a letter  identifying  all  persons who are then  "affiliates"  of Kaweah for  purposes  of Rule 145  under the
Securities  Act and (b) Kaweah  shall  advise the  persons  identified  in such  letter of the resale  restrictions imposed by applicable  securities  laws and shall use reasonable  efforts to obtain from each person  identified in such  letter a  written  agreement  substantially  in the form  attached  hereto  as  Exhibit B.  Kaweah  shall use
                                                                                      ---------
reasonable  efforts to obtain from any person who becomes an  affiliate of Kaweah  after  Kaweah's  delivery of the letter  referred  to  above,  and on or prior to the date of the  Kaweah  Shareholders'  Meeting  to  approve  this
Agreement,  a written  agreement  substantially  in the form  attached as Exhibit B  hereto as soon as  practicable
                                                                          ---------
after obtaining such status.

6.11     Agreements  with  Lawrence  Bibbens.  Concurrently  with the execution of this  Agreement,  Kaweah use its
         -----------------------------------
best efforts to enter into an amended  employment  agreement with Lawrence Bibbens providing for the termination of such agreement  effective as of the Effective Time of the Merger,  without any payments or liabilities  accruing to
Kaweah, or any successor thereto, including, but not limited to, the Surviving Bank.

6.12     Stock  Options.  Prior to the  Effective  Time of the  Merger,  Kaweah  shall (a) use its best  efforts to
         --------------
cause each holder of Kaweah Stock Options  under the Kaweah 1991 Stock Option Plan, as listed in Schedule  6.12, to enter into an agreement  providing for the  cancellation  and termination of any  unexercised  options prior to the
Effective  Time of the Merger in exchange for the  consideration  set forth in Section 2.7 and (b) take all actions necessary to terminate the Kaweah Stock Option Plans,  such  termination  to be effective at the Effective  Time of the Merger.  Each holder of such canceled  Kaweah Stock Option shall  acknowledge  that upon payment of such amount set forth in  Section  2.7,  no  further  liability  shall  accrue to Kaweah  or any  successor  thereto,  and such agreements shall be in full force and effect at the Effective Time of the Merger.

6.13     Access to Operations and Employees.
         -----------------------------------

6.13.1     Within  fifteen (15) Business Days of the Closing  Date,  Kaweah shall afford to CBB and its  authorized agents and representatives,  access, during normal business hours, to the operations,  books, and other information relating  to Kaweah for the sole  purpose of assuring  an orderly  transition  of  operations,  including  the data processing  conversion,  in the Merger.  CBB shall give  reasonable  notice for access to Kaweah,  and the date and time of such  access with then be  mutually  agreed to by CBB and Kaweah.  CBB's  access  shall be  conducted  in a manner which does not  unreasonably  interfere with Kaweah's normal  operations,  customers and employee  relations and which does not  interfere  with the  ability of Kaweah to  consummate  the  transactions  contemplated  by this
Agreement.

6.13.2   CBB shall have the right but not the  obligation  within  fifteen (15)  Business Days of the Closing Date, to provide  training to  employees  of Kaweah who will  become  employees  of CBB.  Such  training  shall be at the expense of CBB and shall be conducted  during normal  business hours,  or, if the foregoing is not possible,  after business hours at a location  reasonably  requested by CBB. At the request of CBB, CBB shall compensate  employees, in  accordance  with Kaweah's  customary  policies and  practices,  for the  employee's  time being trained by CBB.
Kaweah shall  cooperate  with CBB to make such  employees  available for such training  prior to Closing.  Training shall not exceed 40 hours per  employee.  All travel and other  reimbursable  expense  incurred by the employee for training  are CBB's  responsibility.  Nothing in this  section  6.13 is  intended,  nor shall it be  construed,  to confer any rights or benefits upon any persons other than CBB, CVB or Kaweah.

6.13.3   Within 5 Business Days of the date of execution of this  Agreement,  Kaweah shall afford to Workman & Yee,
Associates or such other  advisory firm  reasonably  acceptable to CBB and Kaweah (the  "Independent  Consultant"),
and a  representative  of CBB,  access to the  operations,  books,  documentation,  agreements,  records  and other
information  relating  to  Kaweah.  Kaweah  shall  take  such  actions  as  the  Independent   Consultant  and  the
representative  of CBB shall reasonably  request;  provided,  however,  Kaweah reserves the right to refuse to make any such  changes if it  reasonably  determines  in good faith that such change will  unreasonably  interfere  with
Kaweah's  normal  operations,  customer  relations and its ability to consummate the  transactions  contemplated by this Agreement.

6.14     William Searcy  Options.  Kaweah shall use its best efforts to obtain all requisite  regulatory  approvals
         -----------------------
from  Governmental  Entities for the options granted to William E. Searcy by Kaweah,  such that Mr. Searcy shall be entitled  to  exercise  those  options  prior to  consummation  of the Merger or shall be treated as holding  valid
Kaweah Stock Options  immediately  prior to  consummation  of the Merger for purposes of calculating  the Per Share
Stock  Consideration  and the Per Share Cash  Consideration.  For purposes of this  Section  6.14,  "best  efforts"
shall include  Kaweah making all necessary  filings within 10 Business Days of the date of this Agreement to effect the regulatory  approvals  contemplated by this paragraph,  and promptly  responding to all additional requests for information thereafter.

6.15     Settlement  and Release  with Donald  Emery.  Kaweah shall use its best efforts to enter into a settlement
         --------------------------------------------
and release  agreement with Donald Emery,  on terms and conditions  reasonably  satisfactory to CBB, which provides for the  termination  of any claims Mr.  Emery may have in  connection  with the grant of a stock option on October
22,  1997 in exchange  for an amount of cash equal to the amount Mr.  Emery  would be  otherwise  entitled to under
Section 2.7 herein.

ARTICLE 7.

                           COVENANTS OF CVB AND CBB PENDING EFFECTIVE TIME OF THE MERGER
                           -------------------------------------------------------------

7.1      Limitation  on Conduct  Prior to Effective  Time of the Merger.  Between the date hereof and the Effective
         --------------------------------------------------------------
Time of the Merger,  except as  contemplated  by this Agreement and subject to  requirements  of law and regulation generally  applicable  to bank  holding  companies  and  banks,  each of CVB and CBB shall not,  without  the prior written  consent of Kaweah,  which consent shall not be  unreasonably  withheld,  and which consent shall be deemed granted if within five (5) Business Days of request for prior written  consent,  written notice of objection is not received by CBB:

7.1.1    take any action  which would or is  reasonably  likely to  (i) adversely  affect the ability of CBB or CVB to obtain any necessary  approvals of any Governmental  Entity required for the transactions  contemplated  hereby;
(ii) adversely  affect CBB's or CVB's ability to perform its  covenants and  agreements  under this  Agreement;  or
(iii) result  in any of the conditions to the performance of Kaweah's,  CBB's or CVB's  obligations  hereunder,  as set forth in Articles 9 or 11 herein not being satisfied;

7.1.2    knowingly  take or cause to be taken any action which would  disqualify  the Merger as a  "reorganization"
within the meaning of Section 368 of the Code;

7.1.3    amend its Articles of  Incorporation  or Bylaws in any respect which would materially and adversely affect the rights and privileges attendant to the CVB Stock; or

7.1.4    agree or make any commitment to take any actions prohibited by this Section 7.1.

7.2      Affirmative  Conduct of CVB and CBB Prior to  Effective  Time of the  Merger.  Between the date hereof and
         ----------------------------------------------------------------------------
the Effective Time of the Merger, CVB and CBB shall:

7.2.1                      duly  observe  and  conform  in  all  material  respects  to  all  lawful   requirements
applicable to the business of CVB and CBB;

7.2.2                      use its commercially  reasonable  efforts to obtain any third party consent with respect to any contract,  agreement,  lease,  license,  arrangement,  permit or release that is material to the business of
CVB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

7.2.3    furnish to Manatt,  Phelps & Phillips,  LLP promptly upon its written request written  representations and certificates  as deemed  reasonably  necessary or appropriate for purposes of enabling  Manatt,  Phelps & Phillips,
LLP to render the tax opinions referred to in Section 9.7 hereof; and

7.2.4    not later  than the 15th Day of each  calendar  month,  amend or  supplement  the CVB Lists  prepared  and delivered  pursuant to Article 5 to ensure that the information set forth in the CVB Lists accurately  reflects the then-current  status of CVB and its  subsidiaries.  CVB shall further  amend or supplement  the CVB Lists as of the
Closing Date if necessary to reflect any additional information that needs to be included in the CVB Lists.

7.3      Access to  Information.  Upon  reasonable  request  by  Kaweah,  CVB shall  (i) make  its Chief  Financial
         ----------------------
Officer or Controller,  counsel and accountants  available to discuss with Kaweah and its representatives  pursuant to a  confidentiality  agreement,  CVB's  consolidated  operations;  and  (ii) shall  provide  Kaweah with  written information  which is  (a) similar  to the  written  information  that  Kaweah  reviewed  in  connection  with this
Agreement,  and  (b) related to CVB's business  condition and,  operations on a consolidated  basis. No examination or review  conducted under this section shall  constitute a waiver or  relinquishment  on the part of Kaweah of the right to rely upon the  representations  and  warranties  made by CVB and CBB herein.  Kaweah  covenants and agrees that it and its  representatives,  counsel,  accountants,  agents and employees will hold in strict  confidence all documents  and  information  concerning  CVB or CBB so  obtained  (except  to the  extent  that such  documents  or information  are a matter of public record or require  disclosure in the Proxy  Statement and Hearing Notice or any of the public  information  of any  applications  required to be filed with any  Governmental  Entity to obtain the approvals  and  consents  required  to  effect  the  transactions  contemplated  hereby),  and if the  transactions contemplated  herein are not  consummated,  such  confidence  shall be maintained and all such  documents  shall be returned to CVB. CBB shall promptly  provide Kaweah with copies of as soon as available,  of all proxy  statements, information statements,  financial statements,  reports, letters and communications sent by CVB to its shareholders or other security holders, and all public reports filed by CVB or CBB with the FRB, FDIC, DFI or SEC.

7.4      Filings.  CVB and CBB  agree  that  through  the  Effective  Time of the  Merger,  each of their  reports,
         -------
registrations,  statements  and other filings  required to be filed with any  applicable  Governmental  Entity will comply in all material  respects with all the applicable  statutes,  rules and regulations  enforced or promulgated by the  Governmental  Entity with which it will be filed and none will  contain any untrue  statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the  statements  therein, in light of the  circumstances  under which they were made, not misleading.  Any financial  statement  contained in any such report,  registration,  statement or other  filing that is intended to present the  financial  position of the entities or entity to which it relates will fairly  present the  financial  position of such entities or entity and will be prepared in accordance with generally accepted  accounting  principles accepted in the United States of
America or  applicable  banking  regulations  consistently  applied  during the periods  involved  except where any misstatement  or  omission  (other  than for those  filed  financial  statements  with the SEC)  would not make the statements therein, in light of the circumstances under which they were made, misleading.

7.5      Applications.  CBB will  promptly  prepare and file or cause to be prepared and filed  (i) an  application
         ------------
for  approval  of the Merger  with the FDIC and the DFI;  (ii) in  conjunction  with and using its best  efforts to cooperate  with,  Kaweah,  the  Hearing  Notice;  and (iii) any other  applications  necessary  to  consummate  the transactions  contemplated  hereby.  CBB shall afford Kaweah a reasonable  opportunity to review the Hearing Notice and all such  applications  and all amendments and  supplements  thereto before the filing  thereof.  CBB covenants and agrees that the Hearing Notice and all  applications  to the  appropriate  regulatory  agencies for approval or consent to the Merger,  with respect to information  relating to CBB or its subsidiaries or parent,  will comply in all  material  respects  with the  provisions  of  applicable  law,  and will not contain any untrue  statement  of material  fact or omit to  state  any  material  fact  required  to be  stated  therein  or  necessary  to make the statements  contained therein,  in light of the circumstances  under which they were made, not misleading.  CVB and
CBB will use its  commercially  reasonable  efforts to obtain all  regulatory  approvals  or consents  necessary to effect the Merger.

7.6      Blue  Sky.  CVB  agrees  to use  commercially  reasonable  efforts  to have the  shares of CVB Stock to be
         ---------
issued in connection  with the Merger  qualified or registered  for offer and sale, to the extent  required,  under the securities laws of each jurisdiction in which shareholders of Kaweah reside.

7.7      Notices;  Reports.  CVB will promptly notify Kaweah of any event of which CVB obtains  knowledge which has
         -----------------
had or may have a material adverse affect on the financial condition,  operations,  business or prospects of CVB on a  consolidated  basis or in the event that CVB  determines  that it is unable to fulfill any of the  conditions to the performance of Kaweah's obligations hereunder, as set forth in Articles 9 or 10 herein.

7.8      Reservation,  Issuance and  Registration  of CVB Stock.  CVB shall reserve and make available for issuance
         ------------------------------------------------------
in connection  with the Merger and in accordance  with the terms and  conditions of this  Agreement  such number of shares of CVB Stock to be issued to the shareholders of Kaweah in the Merger pursuant to Article 2 hereof.

7.9      Nasdaq  Listing.  CVB shall use its  commercially  reasonable  efforts to cause the shares of CVB Stock to
         ---------------
be issued in the Merger to be approved  for  quotation on the Nasdaq  National  Stock  Market,  subject to official notice of issuance, prior to the Effective Time of the Merger.

ARTICLE 8.

                                               ADDITIONAL COVENANTS
                                               --------------------

                           The parties hereto hereby mutually covenant and agree with each other as follows:

8.1      Best  Efforts.  Subject  to the terms and  conditions  of this  Agreement,  each  party  will use its best
         -------------
efforts to take, or cause to be taken,  all actions and to do, or cause to be done,  all things  necessary,  proper or advisable under  applicable laws and regulations to consummate the  transactions  contemplated by this Agreement as promptly as practical,  including  cooperation in preparation of the  Applications  identified in Section 7.5 of this  Agreement.  Each  party  will  use its best  efforts  to  resolve  and  correct  all  typographical  or other administrative  errors  which may arise in or  relating to this  Agreement  or in the other  documents  prepared or executed in connection herewith.

8.2      Public  Announcements.  No press release or other public  disclosure of matters  related to this Agreement
         ---------------------
or any of the  transactions  contemplated  hereby shall be made by CVB, CBB or Kaweah  unless the other party shall have provided its prior consent to the form and substance  thereof;  provided,  however,  that nothing herein shall be deemed to prohibit any party hereto,  following  written  notice to the other party,  from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure  obligations  imposed by law.

8.3      Environmental  Assessment  and  Remediation.  CBB may cause to be  prepared at CBB's sole cost and expense
         -------------------------------------------
within 45 days of the date of this Agreement one or more phase I environmental  investigations  with respect to the
Real  Property  set  forth  on the  Kaweah  Real  Property  List.  In the  event  any  such  phase I  environmental investigation  report,  or any such report which Kaweah has already  obtained on any of the Real Property set forth on  Kaweah's  Real  Property  List,  discloses  facts  which,  in the  sole  discretion  of  CBB,  warrant  further investigation,  CBB shall provide  written notice to Kaweah,  and Kaweah shall be required to cause to be completed within  60 days of  such  written  notice,  at the  sole  cost  and  expense  of  CBB,  a  phase  II  environmental investigation  and report  with  respect  to such  property.  The  consultant  engaged  by Kaweah to  conduct  such investigation  and  provide  such report  shall be  acceptable  to CBB.  CBB shall have 10 days from the receipt of such  investigation  report to object thereto,  which  objection  shall be by written  notice.  In the event of any such objection,  CBB shall engage an environmental  consultant satisfactory to Kaweah who shall provide an estimate of the cost of taking any remedial  action  recommended or suggested in such phase II  environmental  investigation report,  or which is required by law, or which is  determined  to be prudent by CBB, in its sole  discretion,  and, unless the estimated cost of such  Remediation for which an independent  third-party  consultant,  jointly selected by Kaweah and CBB, would  determine  Kaweah would be  responsible  for paying is in excess of $250,000 (and written notice  thereof  provided by Kaweah to CBB) Kaweah shall  immediately  commence such  Remediation,  all at the sole cost and expense of Kaweah.  In the event such  environmental  consultant  determines  that the  estimated  cost of such  remediation  for which an  independent  third  party  consultant,  jointly  selected  by Kaweah and CBB would determine  Kaweah would be responsible  for paying is in excess of $250,000,  CBB shall have the right to terminate the Agreement  pursuant to Section  13.1.10  hereof before the  expiration of 21 days from the date of such written notice.

                           CBB agrees to keep confidential and not to disclose any nonpublic  information  obtained
in  the  course  of  such  environmental   investigation  relating  to  environmental  contamination  or  suspected contamination of any property on the Kaweah Real Property List, except as required by law.

8.4      Fairness Hearing.
         ----------------

8.4.1    As promptly as practicable  after the execution of this Agreement,  CVB and Kaweah shall prepare,  and CVB shall file with the  Corporations  Commissioner;  (i) the notice meeting the requirements of the California Code of
Regulations,  Title 10,  Chapter 3,  Subchapter 1, Article 2, as amended (the  "Hearing  Notice"),  concerning  the hearing to be held by the  Commissioner  of  Corporations  to consider  the terms,  conditions  and fairness of the transactions  contemplated  hereby pursuant to Section 25142 of the CSL (the  "Hearing");  and (ii) the application for  permit to be filed  with the  Commissioner  of  Corporations  in  connection  with the  Hearing  (the  "Permit
Application").  As soon as permitted by the Commissioner of  Corporations,  Kaweah shall mail the Hearing Notice to all Kaweah  Shareholders  entitled to receive  such notice.  CVB and Kaweah will notify each other  promptly of the receipt of any comments from the Commissioner of or its staff and of any request by the  Corporations  Commissioner or its staff or any other  government  officials  for  amendments  or  supplements  to any of the  documents  filed therewith  or any other  filing or for  additional  information  and will  supply  each  other  with  copies of all correspondence  between  such  party  or  any  of its  representatives,  on the  one  hand,  and  the  Corporations
Commissioner,  or its staff or any other  government  officials,  on the other  hand,  with  respect to the filing.
Whenever any event occurs that is required to be set forth in an amendment  or  supplement  to the Proxy  Statement or any other filing,  each party shall  promptly  inform the other of such  occurrence and cooperate in filing with the  Commissioner  of  Corporations or its staff or any other  government  officials,  and/or mailing to the Kaweah
Shareholders,  such amendment or supplement.  The Proxy Statement shall include the  recommendation of the Board of
Directors  of Kaweah in favor of the  Agreement  and the Merger and the  conclusion  of the Board of  Directors  of
Kaweah that the terms and conditions of the Merger are fair and reasonable to the Kaweah Shareholders.

                  Kaweah hereby  confirms  that it has  evaluated  the fairness of the terms and  conditions of the transactions  contemplated  herein,  including,  but not limited to the  consideration to be received by the Kaweah
Shareholders  following  consummation of such  transactions and agrees not to object at the Hearing to the fairness of such terms and conditions of the transactions contemplated herein.

8.5      S-4 Registration Statement.
         --------------------------

                  In the event that the  Commissioner  does not issue the permit  pursuant to Section  25121 of the
CGCL  following the Hearing,  CVB and Kaweah  covenant and agree that they will promptly  prepare and file with the
Securities and Exchange  Commission,  a  Registration  Statement on Form S-4 (the  "Registration  Statement on Form
S-4') and Proxy  Statement  and  prospectus  as it  pertains to CVB and  Kaweah,  respectively,  and use their best efforts to have the Form S-4  declared  effective  as soon  thereafter  as  possible.  CVB and Kaweah  covenant and agree that the Form S-4,  with respect to the  information  pertaining  to such party,  will comply in all material respects with the provisions of applicable  law and will not contain any untrue  statement of material fact or omit to state any material fact required to be stated  therein or necessary to make the  statements  contained  therein, in light of the circumstances under which they were made, not misleading.

8.6      Insurance.  Prior to the  Effective  Time of the  Merger,  CVB,  CBB and  Kaweah  shall  use  commercially
         ---------
reasonable  efforts to purchase an extended  reporting period  endorsement under Kaweah's  existing  directors' and officers'  liability  insurance  coverage for Kaweah's  directors and officers in a form  reasonably  acceptable to
Kaweah and CBB, or purchase  other  insurance  coverage for such period,  which shall  provide such  directors  and officers  with  coverage  for four (4)  years  following  the  Effective  Time of the  Merger  of not less than the existing  coverage  under,  and have other terms no materially  less favorable on the whole to, the insured persons than the directors' and officers'  liability  insurance coverage presently  maintained by Kaweah,  provided that in no event shall Kaweah,  CVB or CBB be required to expend more than  $100,000 in the  aggregate for such  extension.
If Kaweah,  CVB or CBB is unable to maintain or obtain the insurance  called for by this Section 8.6 as a result of the preceding  provision,  each of Kaweah, CVB and CBB shall use commercially  reasonable efforts to obtain as much comparable  insurance  as is  available  for $100,000  with  respect to acts or  omissions  occurring  prior to the
Effective  Time  of the  Merger  by such  directors  and  officers  in  their  capacities  as  such.  If CBB  shall consolidate  with or merge  into any other  entity  and shall not be the  continuing  or  surviving  entity of such consolidation or merger or shall transfer all or substantially  all of its assets to any other entity,  then and in each case,  proper  provision  shall be made so that the successors and assigns of CBB shall assume the obligations set forth in this Section 8.6. The  provisions of the  penultimate  sentence of this Section are intended to be for the benefit of each director or officer of Kaweah and shall be  enforceable  by such director or officer and his or her heirs and representatives.

8.7      Rabbi Trust.  Immediately  prior to consummation of the Merger,  Kaweah shall place into a rabbi trust, to
         -----------
be  administered by CBB pursuant to its delegated trust  authority  following the  consummation of the Merger,  the terms of which have been  mutually  agreed to by Kaweah and CBB, the amounts owed to Lawrence  Bibbens  pursuant to his Salary  Continuation  Agreement,  as in effect as of the date of this Agreement,  and such other amounts as CBB and Kaweah shall  mutually  agree to, as  identified  on a schedule  pursuant to this Section 8.7, and updated from time to time.

ARTICLE 9.

                                        CONDITIONS PRECEDENT TO THE MERGER
                                        ----------------------------------

                           The  obligations  of  each  of  the  parties  hereto  to  consummate  the   transactions
contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

9.1      Shareholder  Approval.  The Agreement  and the  transactions  contemplated  hereby shall have received all
         ---------------------
requisite approvals of the shareholders of Kaweah.

9.2      No Judgments or Orders.  No judgment,  decree,  injunction,  order or proceeding  shall be  outstanding or
         ----------------------
threatened  by any  Governmental  Entity  which  prohibits  or  restricts  the  effectuation  of, or  threatens  to invalidate or set aside,  the Merger  substantially in the form  contemplated by this Agreement,  unless counsel to the party against whom such action or proceeding was  instituted or threatened  renders to the other parties hereto an opinion that such judgment, decree, injunction, order or proceeding is without merit.

9.3      Regulatory  Approvals.  To the extent required by applicable law or regulation,  all approvals or consents
         ---------------------
of any Governmental Entity, including,  without limitation,  those of the FRB, the FDIC and the DFI shall have been obtained or granted for the Merger and the transactions  contemplated hereby, in each case, either  unconditionally or  without  the  imposition  of  conditions  or  limitations  that are  applicable  to any  Party or would  become applicable to CVB, CBB or the  Surviving  Bank after the Merger that CBB  reasonably  concludes in good faith would materially  adversely  affect it or the Surviving  Bank or be  materially  burdensome,  and all such  approvals and consents  shall be in effect at or prior to the  Effective  Time,  and all  required  waiting  periods  shall  have
expired.   All  other  statutory  or  regulatory   requirements  for  the  valid  completion  of  the  transactions contemplated hereby shall have been satisfied.

9.4      Commissioner  Approval.  The  Commissioner  shall have  conducted the Hearing to determine the fairness of
         ----------------------
the terms of the  transactions  contemplated  hereby and  issued a permit  pursuant  to  Section  25121 of the CGCL authorizing  the  shares of CVB Stock to be  issued  in  connection  with the  Merger,  provided,  however,  if the
Commissioner  shall not have granted the permit following the Hearing,  this condition shall be deemed fulfilled if the S-4  Registration  Statement shall have been declared  effective,  as provided in Section 8.5, and shall not be the subject of any stop order or proceedings seeking or threatening a stop order.

9.5      Blue-Sky.  CVB shall have  received all state  securities  or "Blue Sky" permits and other  authorizations
         --------
necessary to issue the CVB Stock to consummate the Merger.

9.6      Listing.  The CVB Stock  issuable in the Merger shall have been  included  for listing on Nasdaq  National
         -------
Market System.

9.7      Tax  Opinions.  CVB and Kaweah shall have received  from Manatt,  Phelps & Phillips an opinion  reasonably
         -------------
satisfactory  to CVB and Kaweah to the effect that Merger shall not result in the  recognition  of gain or loss for federal  income  tax  purposes  to CVB,  CBB or  Kaweah,  nor shall  the  issuance  of the CVB Stock  result in the recognition  of gain or loss by the holders of Kaweah Stock who receive such stock in  connection  with the Merger, dated prior to the date the Proxy  Statement is first mailed to the  shareholders of Kaweah and such opinions shall not have been withdrawn or modified in any material respect.

ARTICLE 10.

                                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF KAWEAH
                                 -------------------------------------------------

                           All of the obligations of Kaweah to effect the  transactions  contemplated  hereby shall be subject to the  satisfaction,  on or before the Closing Date, of the following  conditions,  any of which may be waived in writing by Kaweah:

10.1     Legal  Opinion.  Kaweah shall have  received the opinion of Manatt,  Phelps & Phillips,  LLP,  dated as of
         --------------
the Closing Date, and in form and substance  satisfactory  to the counsel of Kaweah in the form attached  hereto as
Exhibit C.
---------

10.2     Representations  and  Warranties;  Performance of Covenants.  All the  covenants,  terms and conditions of
         -----------------------------------------------------------
this  Agreement  to be complied  with and  performed  by CVB and CBB on or before the Closing  Date shall have been complied with and performed in all material  respects.  Each of the  representations  and warranties of CVB and CBB contained  in Article 5 hereof  shall have been true and correct in all  material  respects  (except that where any statement in a representation  or warranty  expressly  includes a standard of materiality,  such statement shall be true  and  correct  in all  respects)  on and as of the date of this  Agreement  and  (except  to the  extent  such representations  and  warranties  speak  as of an  earlier  date  or for  changes  expressly  contemplated  by this
Agreement) on and as of the Closing Date,  with the same effect as though such  representations  and warranties had been made on and as of the Closing Date. It is understood  and  acknowledged  that the  representations  being made on and as of the Closing  Date shall be made without  giving  effect to any update with respect to the CBB Lists in accordance with Section 7.2.3.

10.3     Authorization  of Merger.  All actions  necessary to authorize the execution,  delivery and performance of
         ------------------------
this  Agreement  and the  Agreement  of  Merger by CVB and CBB,  as the case may be,  and the  consummation  of the transactions  contemplated  hereby and thereby  shall have been duly and validly taken by the Board of Directors of
CVB and CBB,  as  required  by  applicable  law,  and CBB shall have full power and right to merge  pursuant to the
Agreement of Merger.

10.4     Absence of Certain  Changes.  Between the date of this  Agreement  and the  Effective  Time of the Merger,
         ---------------------------
there shall not have occurred any event that has had or could  reasonably be expected to have,  individually  or in the aggregate, a material adverse effect on the business,  financial condition,  results of operations or prospects of CVB on a  consolidated  basis,  whether or not such  event,  change or effect is  reflected  in the CVB Lists as amended or supplemented after the date of this Agreement.

10.5     Officers'  Certificate.  There  shall have been  delivered  to Kaweah on the  Closing  Date a  certificate
         ----------------------
executed by the Chief  Executive  Officer and the Chief Financial  Officer of CVB certifying,  to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

10.6     Fairness  Opinion.  Kaweah  shall have  received a letter from Hoefer & Arnett,  or such other  recognized
         -----------------
advisory  firm  reasonably  selected by Kaweah,  dated as of a date within five (5) Business Days of the mailing of the  Proxy  Statement  and  Prospectus  to  the  shareholders  of  Kaweah,  to the  effect  that  the  transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Kaweah.

ARTICLE 11.

                                               CONDITIONS PRECEDENT
                                           TO OBLIGATIONS OF CVB AND CBB
                                           -----------------------------

                           All of the obligations of CVB to effect the  transactions  contemplated  hereby shall be subject to the  satisfaction,  on or before the Closing  Date,  of the  following  conditions,  any of which may be waived in writing by CVB:

11.1     Legal  Opinion.  CVB shall have  received the opinion of Reitner & Stuart,  attorneys  for Kaweah,  and in
         --------------
form and substance satisfactory to the counsel of CVB as attached hereto as Exhibit D.
                                                                            ---------

11.2     Representations  and  Warranties;  Performance of Covenants.  All the  covenants,  terms and conditions of
         -----------------------------------------------------------
this  Agreement to be complied  with and performed by Kaweah at or before the Closing Date shall have been complied with and performed in all material  respects.  Each of the  representations  and warranties of Kaweah  contained in
Article 4  hereof shall have been true and correct in all material  respects  (except that where any statement in a representation or warranty expressly  includes a standard of materiality,  such statement shall be true and correct in all  respects)  on and as of the date of this  Agreement  and  (except to the extent  such  representations  and warranties  speak as of an earlier date or for changes  expressly  contemplated by this Agreement) on and as of the
Closing Date,  with the same effect as though such  representations  and  warranties had been made on and as of the
Closing  Date. It is  understood  and  acknowledged  that the  representations  being made on and as of the Closing
Date shall be made  without  giving  effect to any update  with  respect to the  Kaweah  Lists in  accordance  with
Section 6.2.10.

11.3     Authorization  of Merger.  All actions  necessary to authorize the execution,  delivery and performance of
         ------------------------
this  Agreement  and the  Agreement of Merger by Kaweah,  and the  consummation  of the  transactions  contemplated hereby and thereby  shall have been duly and validly taken by the Board of Directors  and  shareholders  of Kaweah, and Kaweah shall have full power and right to merge pursuant to the Agreement of Merger.

11.4     Third-Party  Consents.  Kaweah shall have obtained all consents of other parties to its mortgages,  notes,
         ---------------------
leases,  franchises,  agreements,  licenses  and  permits  as may  be  necessary  to  permit  the  Merger  and  the transactions  contemplated  herein to be consummated  without a material default,  acceleration,  breach or loss of rights or benefits thereunder.

11.5     Absence of Certain  Changes.  Between the date of this  Agreement  and the  Effective  Time of the Merger,
         ---------------------------
there shall not have occurred any event that has had or could  reasonably be expected to have,  individually  or in the aggregate, a material adverse effect on the business,  financial condition,  results of operations or prospects of Kaweah whether or not such event,  change or effect is reflected in the Kaweah Lists as amended or  supplemented after the date of this Agreement.

11.6     Officers'  Certificate.  There  shall  have  been  delivered  to  CVB on the  Closing  Date a  certificate
         ----------------------
executed  by the Chief  Executive  Officer and the Chief  Financial  Officer of Kaweah  certifying,  to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

11.7     Shareholder's  Agreements.  Concurrently  with the  execution of this  Agreement,  each director of Kaweah
         -------------------------
shall have executed and delivered to CVB agreements substantially in the form of Exhibit E hereto.
                                                                                 ---------

11.8     Agreements Not to Compete.  Concurrently  with the execution of this  Agreement,  Messrs.  Thomas A. Akin,
         -------------------------
Robert D. Clark and Jesse M. Flores and Ms.  Dollie  Faria,  and each other  director of Kaweah shall have executed and delivered to CVB agreements  substantially  in the form of Exhibit F-1  hereto,  Mr. A.E. (Tony) Salierno shall
                                                               -----------
have  executed  and  delivered to CVB an  agreement  substantially  in the form of Exhibit F-2, Mr. David P. Safina
                                                                                   -----------
shall have executed and  delivered to CVB an agreement  substantially  in the form of Exhibit F-3, Mr.  Lawrence G.
                                                                                      -----------
Bibbens  shall have  executed and  delivered to CVB an agreement  substantially  in the form of Exhibit F-4 and Mr.
                                                                                                -----------
Robert Bates shall have executed and delivered to CVB an agreement substantially in the form of Exhibit F-5.
                                                                                                -----------

11.9     Affiliates  Agreements.  Concurrently  with the execution of this Agreement,  CVB shall have received from
         ----------------------
each  person  named in the letter or  otherwise  referred  to in  Section 6.10  an  executed  copy of an  agreement substantially in the form of Exhibit B hereto.
                             ---------

11.10    Employee  Benefit Plans.  CBB shall have received  satisfactory  evidence that Kaweah has cooperated  with
         -----------------------
CBB and taken such action as CBB shall  reasonably  request  with respect to all of Kaweah's  Plans,  as defined in
Section 4.20, including, without limitation, the termination of the Kaweah 401(k) Plan and Kaweah ESOP.

11.11    Dissenting  Shares.  The  number of  shares of Kaweah  Stock  which are  eligible  to be Kaweah  Perfected
         ------------------
Dissenting  Shares  pursuant to Section 214a of the NBA shall not exceed an amount which,  when combined with other cash amounts payable in connection with the Merger,  would result in the Merger being  disqualified from a tax free reorganization pursuant to Section 368 of the Code.

11.12    Resignations.  Kaweah shall deliver  resignations  of all the  directors and executive  officers of Kaweah
         ------------
effective immediately prior to the Effective Time of the Merger.

11.13    Option Plans.  The Kaweah Stock Option Plans and any options  unexercised  prior to the effective  date of
         ------------
the Merger shall have been terminated,  and CBB shall have received  satisfactory  evidence thereof. Each holder of a Kaweah Stock Option  listed on Schedule  6.12 shall have entered  into a written  option  cancellation  agreement with Kaweah no later than May 30,  2003,  in a form  reasonably  approved by CBB,  pursuant to which the holders of
Kaweah  Options shall have agreed to cancel or terminate  their Kaweah  Options at the Effective Time of the Merger in accordance with Section 2.7, and such option  cancellation  agreements  shall be in full force and effect at the
Closing Date.

11.14    Employment  Agreement.  Concurrently  with the execution of this Agreement,  Mr. Lawrence G. Bibbens shall
         ---------------------
have executed and delivered to CVB an employment  agreement  substantially in the form of Exhibit G hereto, and his
                                                                                          ---------
current  employment  agreement  with Kaweah,  dated as of January 2, 2003,  shall  terminate  immediately  prior to consummation  of the Merger,  without any liability or  obligation on the part of Kaweah or any successor  thereto, including the Surviving Bank.  CBB shall have received satisfactory evidence of such termination.

11.15    Director Fee Continuation Agreements;  Deferred Compensation  Agreements.  Concurrently with the execution
         ------------------------------------------------------------------------
of this  Agreement,  each of the Directors Fee  Continuation  Agreements with the members of the Board of Directors of Kaweah,  and the Director  Deferred  Compensation  Agreement  between  Kaweah and David P.  Safina,  dated as of
September 18, 2001,  shall have been terminated on terms and conditions  reasonably  satisfactory to CBB and Kaweah without any liability or obligation on the part of the  Surviving  Bank,  effective at the Closing.  CBB shall have received satisfactory evidence of such termination.

ARTICLE 12.

                                                 EMPLOYEE BENEFITS
                                                 -----------------

12.1     Employee Benefits.
         -----------------

                           All  employees of Kaweah who become  employees of CBB as  determined  by CBB in its sole discretion  shall  become  eligible  for the  employee  benefit  plans of CBB on the same  terms as such  plans and benefits  are  generally  offered  from time to time to  employees  of CBB in  comparable  positions  with CBB. For purposes of determining  such  employment  eligibility  and vesting under the employee  benefit plans of CBB (other than for the CVB 401(k) and Profit  Sharing  Plan),  CBB shall  recognize  such  employees'  years of service  with
Kaweah  beginning on the date such  employees  commenced  employment  with Kaweah through the Effective Time of the
Merger.

                  The parties hereto further agree that certain other matters  respecting  employee  benefits shall be dealt with in a letter,  dated the date hereof,  between the parties and hereby  incorporated  by reference  and made a part hereof.

ARTICLE 13.

                                                    TERMINATION
                                                    -----------

13.1     Termination.  This  Agreement  may be  terminated  at any time prior to the  Effective  Time of the Merger
         -----------
upon the occurrence of any of the following:

13.1.1                     By mutual agreement of the parties, in writing;

13.1.2   By Kaweah  (unless  Kaweah's  Board of Directors  shall have  withdrawn or modified in a manner adverse to
CBB in any respect its  recommendation  of the Merger to the holders of Kaweah Stock) or CBB  immediately  upon the failure of the shareholders of Kaweah to give the requisite approval of this Agreement;
13.1.3   By Kaweah  immediately  upon  expiration  of 30 days from  delivery of written  notice by Kaweah to CBB of
CVB's or CBB's breach of or failure to satisfy any covenant or agreement  contained  herein resulting in a material impairment of the benefit  reasonably  expected to be derived by Kaweah from the  performance  or  satisfaction  of such  covenant or agreement  (provided  that such breach has not been waived by Kaweah or cured by CVB or CBB prior to expiration of such 30-day period);

13.1.4   By CBB  immediately  upon  expiration  of 30 days  from  delivery  of  written  notice by CBB to Kaweah of
Kaweah's  breach of or failure to satisfy any  covenant  or  agreement  contained  herein  resulting  in a material impairment of the benefit  reasonably  expected to be derived by CBB from the  performance or  satisfaction of such covenant  or  agreement  (provided  that  such  breach  has not been  waived  by CBB or cured  by  Kaweah  prior to expiration of such 30-day period);

13.1.5   By Kaweah or CBB upon the expiration of 30 days after any  Governmental  Entity denies or refuses to grant any  approval,  consent  or  authorization  required  to be  obtained  in  order  to  consummate  the  transactions contemplated by this Agreement unless,  within said 30-day period after such denial or refusal,  all parties hereto agree to submit the  application  to the regulatory  authority  that has denied,  or refused to grant the approval, consent or qualification requested;

13.1.6   By Kaweah or CBB if any  conditions  set forth in Article 9 shall not have been met by November  30, 2003;
provided,  however,  that this  Agreement  shall not be terminated  pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

13.1.7   By Kaweah if any of the  conditions  set forth in Article 10 shall not have been met,  or by CBB if any of the  conditions set forth in Article 11 shall not have been met, by November  30, 2003,  or such earlier time as it becomes  apparent  that such  condition  shall not be met,  provided,  however,  that this  Agreement  shall not be terminated  pursuant to this  Section  13.1.7 if the relevant  condition  shall have failed to occur as a result of any act or omission of the party seeking to terminate;

13.1.8   By CBB if Kaweah violates the covenants set forth in Section 6.1.14;

13.1.9    By CBB if Kaweah (i) Kaweah  shall have  exercised  a right  specified  in the last  sentence  of Section
6.1.14 with respect to any Superior  Proposal and shall,  directly or through agents or  representatives,  continue any discussions  with any third party  concerning  such Superior  Proposal for more than 15 Business Days after the date of receipt of such Superior  Proposal;  or (ii) a Superior Proposal that is publicly disclosed shall have been commenced,  publicly  proposed or  communicated  to Kaweah which contains a proposal as to price (without regard to the  specificity  of such price  proposal) and Kaweah should not have  rejected such proposal  within  fifteen (15)
Business Days of receipt or the date of its existence first becomes publicly disclosed, if earlier; or

                  13.1.10  By CBB under the circumstances set forth in Section 8.3.

13.2     Termination  Date.  This  Agreement  shall be  terminated  if the Closing Date shall not have  occurred by
         -----------------
November 30, 2003,  unless  extended in writing by the parties,  provided,  however,  that this Agreement shall not terminate by operation of this Section 13.2 as a result of any act or omission of the party seeking to terminate.

13.3     Effect  of  Termination.  In the  event of  termination  of this  Agreement  by  either  Kaweah  or CBB as
         -----------------------
provided in Section 13.1,  neither Kaweah,  CBB or CVB shall have any further  obligation or liability to the other party except  (a) with  respect to the last sentences of each of Section 6.3.1,  Section 7.3 and  Section 8.2,  (b)
with respect to Sections 14.1 and 14.2, and (c) to the extent such  termination  results from a party's willful and material breach of the warranties and  representations  made by it, or willful and material  failure in performance of any of its covenants, agreements or obligations hereunder.

13.4     Force  Majeure.  Kaweah,  CVB and  CBB  agree  that,  notwithstanding  anything  to the  contrary  in this
         --------------
Agreement,  in the event this  Agreement is  terminated  as a result of a failure of a condition,  which failure is due to a  natural  disaster  or other  act of God,  or an act of war or  terror,  and  provided  neither  party has materially  failed to observe the obligations of such party under this Agreement,  neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

ARTICLE 14.

                                                   MISCELLANEOUS
                                                   -------------

14.1     Expenses.
         --------

14.1.1                     CBB  hereby  agrees  that  if  this  Agreement  is  terminated  by  Kaweah  pursuant  to
Section 13.1.3,  CBB or CVB, as the case may be,  shall  promptly  and in any event within ten (10) days after such termination pay Kaweah all Expenses (as defined in Section 14.1.5 below) of Kaweah, but not to exceed $250,000.

14.1.2   Kaweah hereby agrees that if the  Agreement is  terminated  by CBB or Kaweah  pursuant to Section  13.1.2, following  the  withdrawal  or  modification  in any manner  adverse to CBB of the Board of  Directors  of Kaweah's
recommendation   of  the  Merger  to  the  holders  of  Kaweah  Stock,  or  by  CBB  pursuant  to  Section  13.1.4,
Section 13.1.8,  Section 13.1.9 or 13.1.10,  Kaweah shall promptly and in any event within ten (10) days after such termination pay CBB all Expenses of CVB and CBB, but not to exceed $250,000.

14.1.3   Kaweah  hereby  agrees that if this  Agreement is  terminated  (a) (i) by Kaweah or CBB pursuant to 13.1.2 and prior to termination of this Agreement there has been a public  disclosure of a proposal  regarding a Competing
Transaction  or a request for  nonpublic  information  which Kaweah  reasonably  believes  could lead to a proposal regarding  a  Competing  Transaction  or (ii) by CBB  pursuant  to  Section  13.1.8  or  13.1.9,  and (b)  prior to termination  of this  Agreement or during the twelve (12) month period  immediately  following  termination of this
Agreement,  Kaweah enters into an agreement for a Competing  Transaction or a Competing  Transaction with Kaweah is consummated,  then,  within two (2) Business  Days after the earlier to occur of the (A)  execution of an agreement for a  Competing  Transaction  or (B)  the  consummation  of a  Competing  Transaction,  Kaweah  shall  pay  CBB in immediately  available  funds  $500,000,  which amount the parties  acknowledge as  representing  (i) CBB and CVB's direct costs and expenses  incurred in negotiating  and undertaking to carry out the  transactions  contemplated by this  Agreement;  (ii) CBB's and CVB's indirect  costs and expenses  incurred in connection  with the  transactions contemplated  by this  Agreement  and (iii) CBB's and CVB's loss as a result of the  transactions  contemplated  by this  Agreement not being  consummated.  Any payment  previously  made by Kaweah  pursuant to Section 14.1.2 hereof shall be credited against any amount due under this Section.

14.1.4   Except as otherwise  provided  herein,  all Expenses  incurred by CVB and CBB, on the one hand, and Kaweah on the other  hand,  in  connection  with or  related  to the  authorization,  preparation  and  execution  of this
Agreement,  the  solicitation  of  shareholder  approvals  and all other  matters  related  to the  closing  of the transactions  contemplated hereby,  including,  without limitation of the generality of the foregoing, all fees and expenses of agents,  representatives,  counsel  and  accountants  employed by either such party or its  affiliates, shall be borne solely and entirely by the party which has incurred the same;  provided,  however, (a) all statutory prescribed  Expenses  incurred in  connection  with the Hearing  shall be borne by CVB; and (b) all expenses of the
Independent Consultant up to a maximum of $25,000 shall be borne by Kaweah.

14.1.5   "Expenses" as used in this Agreement shall include all reasonable  out-of-pocket  expenses  (including all fees and expenses of attorneys,  accountants,  investment  bankers,  experts and  consultants  to the party and its affiliates)  incurred  by the party or on its  behalf  in  connection  with the  consummation  of the  transactions contemplated by this Agreement.

                  14.1.6              Kaweah  acknowledges  that the agreements  contained in this Section 14.1 are an integral part of the transactions  contemplated by this Agreement,  and that, without these agreements,  CBB and
CVB would not enter into this Agreement;  accordingly,  if Kaweah fails to pay in a timely manner the amount(s) due pursuant to Sections  14.1.2 or 14.1.3 and, in order to obtain such payment,  CBB or CVB makes a claim that results in a judgment  against  Kaweah for any unpaid amount (s) set forth in Sections  14.1.2 or 14.1.3,  Kaweah shall pay to CBB and CVB as the  prevailing  parties  their  reasonable  costs and expenses  (including  attorneys'  fees and expenses)  in  connection  with such suit,  together  with  interest on the unpaid  amount(s)  pursuant to Sections
14.1.2 or 14.1.3,  at the prime rate of  Citibank,  N.A.  in effect on the date such  payment  was  required  to be made.

                  14.1.7  CBB and CVB  acknowledge  that  the  agreements  contained  in this  Section  14.1 are an integral part of the  transactions  contemplated  by this Agreement,  and that,  without these  agreements,  Kaweah would not enter into this Agreement;  accordingly,  if CBB or CVB fails to pay in a timely manner the amount(s) due pursuant to Section  14.1.1 and, in order to obtain such  payment,  Kaweah makes a claim that results in a judgment against CBB or CVB for any unpaid  amount (s) set forth in Sections  14.1.1,  CBB or CVB shall pay to Kaweah as the prevailing  party its reasonable  costs and expenses  (including  attorneys'  fees and expenses) in connection with such suit,  together  with  interest on the unpaid  amount(s)  pursuant to  Sections  14.1.1,  at the prime rate of
Citibank, N.A. in effect on the date such payment was required to be made.

14.2     Notices.  Any notice,  request,  instruction or other  document to be given  hereunder by any party hereto
         -------
to  another  shall be in writing  and  delivered  personally  or by  confirmed  facsimile  transmission  or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

                  To CVB:                   Citizens Business Bank
                                            701 North Haven Avenue
                                            Ontario, California  91764
                                            Attention:  D. Linn Wiley
                                            Facsimile Number:  (909) 481-2130

 With a copy to:                            Manatt, Phelps & Phillips, LLP
                                            11355 West Olympic Boulevard
                                            Los Angeles, California 90064
                                            Attention: William T. Quicksilver, Esq.
                                                       Craig D. Miller, Esq.
                                            Facsimile Number:  (310)312-4224

To Kaweah:                                  Kaweah National Bank
                                            500 W. Main Street
                                            Visalia, California  93291
                                            Attention:  Lawrence Bibbens, Chairman & CEO
                                            Facsimile Number:  (559) 636-2552

                  With a copy to:           Reitner & Stuart
                                            1319 Marsh Street
                                            San Luis Obispo, California 93401
                                            Attention:  Barnet Reitner, Esq.
                                            Facsimile Number:  (805) 545-8599

                           Any such notice,  request,  instruction or other  document shall be deemed  received (i)
on the date delivered  personally or delivered by confirmed facsimile  transmission,  (ii) on the next Business Day after it was sent by overnight  courier,  postage prepaid;  or (iii) on the third Business Day after it was sent by registered  or  certified  mail,  postage  prepaid.  Any of the  persons  shown  above may change its  address  for purposes of this section by giving notice in accordance herewith.

14.3     Successors  and  Assigns.  All terms and  conditions  of this  Agreement  shall be binding  upon and shall
         ------------------------
inure to the benefit of the parties hereto and their  respective  transferees,  successors  and assigns;  provided, however,  that this Agreement and all rights,  privileges,  duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

14.4     Counterparts.  This Agreement and any exhibit hereto may be executed in one or more  counterparts,  all of
         ------------
which,  taken  together,  shall  constitute  one  original  document and shall  become  effective  when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

14.5     Effect  of  Representations  and  Warranties.   The  representations  and  warranties  contained  in  this
         --------------------------------------------
Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

14.6     Third  Parties.  Each party hereto  intends that this  Agreement  shall not benefit or create any right or
         --------------
cause of action to any person  other than  parties  hereto.  As used in this  Agreement  the term  "parties"  shall refer only to CBB and CVB, and Kaweah as the context may require.

14.7     Lists;  Exhibits;  Integration.  Each List,  exhibit and letter delivered pursuant to this Agreement shall
         ------------------------------
be in writing and shall  constitute  a part of the  Agreement,  although  Lists and letters need not be attached to each copy of this  Agreement.  This  Agreement,  together with such Lists,  exhibits and letters,  constitutes  the entire  agreement  between the parties  pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

14.8     Knowledge.  Whenever any statement herein or in any list,  certificate or other document  delivered to any
         ---------
party  pursuant to this  Agreement is made "to the  knowledge"  or "to the best  knowledge" of any party or another
Person,  such party or other Person shall make such statement  only after  conducting an  investigation  reasonable under the  circumstances  of the subject matter thereof,  and each such statement shall constitute a representation that such investigation has been conducted.

14.9     Governing Law. This  Agreement is made and entered into in the State of  California,  except to the extent
         -------------
that the  provisions  of federal law are  mandatorily  applicable,  and the laws of the State of  California  shall govern the  validity  and  interpretation  hereof and the  performance  of the parties  hereto of their  respective duties and obligations hereunder.

14.10    Captions.  The captions  contained in this  Agreement  are for  convenience  of reference  only and do not
         --------
form a part of this Agreement and shall not affect the interpretation hereof.

14.11    Severability.  If any portion of this Agreement  shall be deemed by a court of competent  jurisdiction  to
         ------------
be  unenforceable,  the remaining  portions  shall be valid and  enforceable  only if, after  excluding the portion deemed to be  unenforceable,  the remaining  terms hereof shall provide for the  consummation  of the  transactions contemplated  herein in  substantially  the same  manner as  originally  set forth at the date this  Agreement  was executed.
14.12    Waiver and Modification;  Amendment.  No waiver of any term,  provision or condition of this Agreement and
         -----------------------------------
the Agreement of Merger,  whether by conduct or otherwise,  in any one or more instances,  shall be deemed to be or construed as a further or  continuing  waiver of any such term,  provision or condition of this  Agreement.  Except as otherwise  required by law,  this  Agreement and the Agreement of Merger,  when executed and  delivered,  may be modified  or  amended  by  action  of the  Boards of  Directors  of CVB,  CBB and  Kaweah,  and by CBB and  Kaweah,
respectively,  without action by their respective  shareholders.  This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

14.13    Alternative  Structure.  Notwithstanding any provision of this Agreement to the contrary,  CVB and CBB may
         ----------------------
elect,  subject to the filing of all necessary  applications and the receipt of all required regulatory  approvals, to modify the structure of the  acquisition  of Kaweah set forth herein,  provided that any such  modification  may be effected  only if (a) the federal  income tax  consequences  of any  transactions  created by such  modification shall not be other than those set forth in  Section  9.7  hereof,  (b) the  consideration  to be paid to the Kaweah
Shareholders  is not  thereby  changed in kind or reduced in amount as a result of such  modification  and (c) such modification  will not materially  delay or jeopardize  receipt of any required  regulatory  approvals set forth in
Section 9.3 hereof.

14.14    Attorneys'  Fees.  If any legal  action or any  arbitration  upon  mutual  agreement  is  brought  for the
         ----------------
enforcement  of this  Agreement or because of an alleged  dispute,  controversy,  breach,  or default in connection with this Agreement,  the prevailing party shall be entitled to recover reasonable  attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  IN WITNESS  WHEREOF,  the parties to this  Agreement  have duly executed this Agreement as of the day and year first above written.

                                                              CVB FINANCIAL CORP.

 /s/ Edward J. Biebrich, Jr.                          By  /s/ D. Linn Wiley
-----------------------------                           ---------------------------------------
Edward J. Biebrich, Jr.                                      D. Linn Wiley
Assistant Secretary                                          President and Chief Executive Officer

                                                              CITIZENS BUSINESS BANK

/s/ Edward J. Biebrich, Jr.                           By  /s/ D. Linn Wiley
---------------------------                             ---------------------------------------
Edward J. Biebrich, Jr.                                       D. Linn Wiley
Assistant Secretary                                           President and Chief Executive Officer

                                                     KAWEAH NATIONAL BANK

/s/ Kathleen M. Madruga                             By:  /s/ Lawrence G. Bibbens
--------------------------                              -----------------------------------------
Kathleen M. Madruga                                           Lawrence G. Bibbens
Secretary                                                     Chairman and Chief Executive Officer

                                                   EXHIBIT LIST
                                                   ------------

A        AGREEMENT OF MERGER

B        FORM OF AFFILIATE'S AGREEMENT

C        FORM OF CVB OPINION

D        FORM OF KAWEAH OPINION

E        FORM OF SHAREHOLDER'S AGREEMENT

F-1      FORM OF NONCOMPETITION AGREEMENT

F-2      FORM OF NONCOMPETITION AGREEMENT WITH A.E. (TONY) SALIERNO

F-3      FORM OF NONCOMPETITION AGREEMENT WITH DAVID P. SAFINA

F-4      FORM OF NONCOMPETITION AGREEMENT WITH LAWRENCE G. BIBBENS

F-5      FORM OF NONCOMPETITION AGREEMENT WITH ROBERT L. BATES

G        FORM OF EMPLOYMENT AGREEMENT WITH LAWRENCE G. BIBBENS